(LOGO)

        WARBURG PINCUS FUNDS     PART OF CREDIT  |  ASSET
                                         SUISSE  |  MANAGEMENT

                                [GRAPHIC OMITTED]

                                     ANNUAL
                                     REPORT
                                OCTOBER 31, 2000

                                 WARBURG PINCUS
                              EMERGING GROWTH FUND

                                    (BULLET)

                                 WARBURG PINCUS
                            SMALL COMPANY VALUE FUND

                                    (BULLET)

                                 WARBURG PINCUS
                            SMALL COMPANY GROWTH FUND

More complete information about the Funds, including charges and expenses, is provided in the PROSPECTUS, which must precede or accompany this document and which should be read carefully before investing. You may obtain additional copies by calling 800-WARBURG (800-927-2874) or by writing to Warburg Pincus Funds, P.O. Box 9030, Boston, MA 02205-9030.

Credit Suisse Asset Management Securities, Inc., Distributor, located at 466 Lexington Avenue, New York, NY 10017-3147. Telephone: 800-927-2874. Warburg Pincus Funds are advised by Credit Suisse Asset Management, LLC.

FROM TIME TO TIME, THE FUNDS' INVESTMENT ADVISER AND CO-ADMINISTRATORS MAY WAIVE SOME FEES AND/OR REIMBURSE SOME EXPENSES, WITHOUT WHICH PERFORMANCE WOULD BE LOWER. WAIVERS AND/OR REIMBURSEMENTS ARE SUBJECT TO CHANGE.

RETURNS ARE HISTORICAL AND INCLUDE CHANGE IN SHARE PRICE AND REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS. PAST PERFORMANCE CANNOT GUARANTEE FUTURE RESULTS. RETURNS AND SHARE PRICE WILL FLUCTUATE, AND REDEMPTION VALUE MAY BE MORE OR LESS THAN ORIGINAL COST.

THE VIEWS OF THE FUNDS' MANAGEMENT ARE AS OF THE DATE OF THE LETTERS AND PORTFOLIO HOLDINGS DESCRIBED IN THIS DOCUMENT ARE AS OF OCTOBER 31, 2000; THESE VIEWS AND PORTFOLIO HOLDINGS MAY HAVE CHANGED SUBSEQUENT TO THESE DATES. NOTHING IN THIS DOCUMENT IS A RECOMMENDATION TO PURCHASE OR SELL SECURITIES.

FUND SHARES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF CREDIT SUISSE ASSET MANAGEMENT, LLC ("CSAM") OR ANY AFFILIATE, ARE NOT FDIC INSURED AND ARE NOT GUARANTEED BY CSAM OR ANY AFFILIATE. FUND INVESTMENTS ARE SUBJECT TO INVESTMENT RISKS, INCLUDING LOSS OF YOUR INVESTMENT.

WARBURG PINCUS EMERGING GROWTH FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                                December 6, 2000

Dear Shareholder:

   For the 12 months ended October 31, 2000, the Common Class shares of Warburg Pincus Emerging Growth Fund had a gain of 30.60%, vs. gains of 16.16% and 29.71%, respectively, for the Russell 2000 Growth Index and the Russell 2500 Growth Index.

   The period was a positive yet volatile one for growth-oriented small- and mid-cap stocks. The group initially surged, benefiting from investors' strong appetite for risk as Y2K fears evaporated and as a healthy U.S. economy buoyed profits. However, as in the large-cap market, these shares came under pressure as the economy's strength began to fuel inflation and interest-rate worries. Technology and telecommunications stocks, which had risen to generally lofty valuations, were especially volatile, falling sharply in April and May. Stocks were generally lackluster over the remainder of the period, with the economic and profit outlook becoming more clouded. However, certain market sectors performed well over the May-through-October span, with investors favoring defensive areas such as health care.

   Within this environment, the Fund had a good showing, both in absolute terms and compared to its benchmark. A number of the Fund's holdings contributed positively to its return, the late-period turmoil notwithstanding. Good performers for the Fund included its computer, oil-services, health-care and financial-services holdings. Stocks that hampered the Fund included certain of its telecommunications & equipment names.

   With regard to sector allocation, one notable change we made during the period was to raise the Fund's health-care position. Our heightened emphasis here was based on company-specific factors as well as on our belief that health-care fundamentals are improving. Companies that we added included a biotechnology/emerging pharmaceutical company whose technologies are used to develop products with enhanced therapeutic value. Other health-care companies we purchased included a medical-devices supplier.

   We also raised the Fund's weighting in the financial-services sector, where we generally focused on mid-cap companies with strong brand names. We added several companies we deemed attractive, given their valuations and their potential to benefit from what we believe will be a more-supportive interest-rate backdrop heading into 2001.

WARBURG PINCUS EMERGING GROWTH FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000 (CONT'D)
--------------------------------------------------------------------------------

   We lowered the Fund's technology exposure over the course of the period, eliminating positions that we judged to have deteriorating prospects. Most of our selling activity was in the telecommunications area, where certain stocks in our view had become less attractive from a risk/reward perspective. That said, technology will continue to be a major theme in the Fund. The group in our view will remain a fount of opportunity, given such factors as a global emphasis on productivity enhancements and the rapid acceleration of Internet usage.

   Elsewhere of note, we ended the period with a roughly 10% weighting in the energy area, where we remained biased in favor of oil-services companies. We continue to have a positive view on the longer-term prospects for our energy holdings, and believe they can achieve good earnings growth even if energy prices began to decline going forward.

   Looking ahead, while the outlook for small- and mid-cap stocks over the next few months is certainly clouded, we remain of the view that a "soft landing" environment will prevail. Historically, a combination of subdued inflation and modest economic growth has tended to encourage investment in smaller companies, especially within the growth-oriented sectors targeted by the Fund. Of course, we will continue to monitor the flow of macroeconomic data and make adjustments to the portfolio as we deem appropriate from a risk/reward perspective.



Elizabeth B. Dater                         Stephen J. Lurito
Co-Portfolio Manager                       Co-Portfolio Manager

   INVESTING IN EMERGING-GROWTH COMPANIES ENTAILS SPECIAL RISK CONSIDERATIONS. THESE ARE DETAILED IN THE PROSPECTUS, WHICH SHOULD BE READ CAREFULLY BEFORE INVESTING.

WARBURG PINCUS EMERGING GROWTH FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000 (CONT'D)
--------------------------------------------------------------------------------

       GROWTH OF $10,000 INVESTED IN COMMON CLASS SHARES OF WARBURG PINCUS
          EMERGING GROWTH FUND SINCE INCEPTION AS OF OCTOBER 31, 2000

   The graph below illustrates a hypothetical investment of $10,000 in Common Class shares of Warburg Pincus Emerging Growth Fund (the "Fund") from January 21, 1988 (inception) to October 31, 2000, compared to the Russell 2000 Growth Index ("R2000G")* and the Russell 2500 Growth Index ("R2500G")** for the same time period.


                                [GRAPHIC OMITTED]

           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             Fund             R2000G          R2500G
1/21/88   $10,000.00        $10,000.00       $10,000.00
Feb-88    $10,480.00        $10,901.40       $10,926.20
Mar-88    $10,760.00        $11,411.20       $11,279.20
Apr-88    $10,860.00        $11,670.60       $11,393.90
May-88    $10,690.00        $11,357.00       $11,104.20
Jun-88    $11,696.60        $12,166.90       $11,925.10
Jul-88    $11,546.10        $12,051.50       $11,617.50
Aug-88    $11,104.80        $11,744.40       $11,192.20
Sep-88    $11,506.00        $12,055.80       $11,578.50
Oct-88    $11,245.20        $11,922.30       $11,444.00
Nov-88    $11,084.70        $11,527.30       $11,088.50
Dec-88    $11,696.20        $11,979.80       $11,557.80
Jan-89    $12,546.30        $12,514.90       $12,151.60
Feb-89    $12,720.40        $12,606.10       $12,194.30
Mar-89    $12,853.50        $12,903.50       $12,440.20
Apr-89    $13,601.20        $13,466.60       $13,116.30
May-89    $14,246.40        $14,046.60       $13,787.90
Jun-89    $14,183.10        $13,725.50       $13,442.60
Jul-89    $14,882.50        $14,255.80       $14,214.40
Aug-89    $15,067.60        $14,603.40       $14,632.30
Sep-89    $14,892.80        $14,649.80       $14,724.80
Oct-89    $13,967.10        $13,782.80       $14,074.40
Nov-89    $14,070.00        $13,875.30       $14,242.20
Dec-89    $14,238.40        $13,928.20       $14,390.30
Jan-90    $13,108.70        $12,711.40       $12,953.10
Feb-90    $13,503.00        $13,106.10       $13,342.90
Mar-90    $13,854.70        $13,615.80       $13,976.40
Apr-90    $13,396.40        $13,171.40       $13,620.70
May-90    $14,728.60        $14,103.70       $14,905.10
Jun-90    $14,821.50        $14,132.70       $15,016.00
Jul-90    $14,371.40        $13,510.80       $14,507.90
Aug-90    $12,903.20        $11,711.50       $12,514.20
Sep-90    $11,981.50        $10,675.30       $11,399.30
Oct-90    $11,606.50        $10,023.70       $10,887.50
Nov-90    $12,313.80        $10,788.00       $11,967.10
Dec-90    $12,834.80        $11,216.00       $12,635.10
Jan-91    $14,008.50        $12,230.30       $13,810.70
Feb-91    $15,149.80        $13,594.10       $15,303.60
Mar-91    $16,226.60        $14,551.00       $16,282.60
Apr-91    $15,645.10        $14,514.50       $15,917.20
May-91    $16,485.00        $15,206.40       $16,728.50
Jun-91    $15,249.50        $14,320.30       $15,810.60
Jul-91    $15,993.20        $14,822.80       $16,700.90
Aug-91    $16,920.00        $15,371.40       $17,423.40
Sep-91    $17,114.00        $15,491.80       $17,623.20
Oct-91    $18,288.70        $15,901.50       $18,219.90
Nov-91    $17,555.80        $15,166.20       $17,452.10
Dec-91    $20,039.30        $16,380.60       $19,587.40
Jan-92    $21,193.50        $17,707.90       $20,416.00
Feb-92    $21,215.50        $18,224.40       $20,617.30
Mar-92    $20,193.20        $17,607.70       $19,441.90
Apr-92    $18,808.10        $16,991.10       $18,428.60
May-92    $19,028.00        $17,217.10       $18,461.00
Jun-92    $18,401.40        $16,403.10       $17,457.10
Jul-92    $18,907.10        $16,973.90       $18,135.60
Aug-92    $18,709.20        $16,495.10       $17,600.60
Sep-92    $19,346.80        $16,875.40       $17,869.60
Oct-92    $20,094.30        $17,411.90       $18,629.00
Nov-92    $22,160.80        $18,744.20       $20,128.70
Dec-92    $22,472.20        $19,397.30       $20,721.90
Jan-93    $22,920.00        $20,053.90       $20,866.70
Feb-93    $21,755.60        $19,590.90       $19,819.00
Mar-93    $22,808.10        $20,226.60       $20,461.30
Apr-93    $22,427.40        $19,671.60       $19,698.10
May-93    $23,547.10        $20,542.00       $20,911.10
Jun-93    $23,871.80        $20,670.20       $20,961.70
Jul-93    $24,442.80        $20,955.70       $20,978.90
Aug-93    $25,909.60        $21,860.90       $22,084.50
Sep-93    $26,984.50        $22,477.90       $22,651.60
Oct-93    $26,581.40        $23,056.40       $23,097.20
Nov-93    $25,472.90        $22,297.90       $22,259.90
Dec-93    $26,541.10        $23,060.30       $23,238.70
Jan-94    $27,326.30        $23,783.20       $23,908.70
Feb-94    $26,874.20        $23,697.30       $23,949.30
Mar-94    $25,173.00        $22,446.40       $22,556.20
Apr-94    $24,744.70        $22,579.70       $22,530.70
May-94    $24,173.70        $22,326.30       $22,078.70
Jun-94    $23,804.90        $21,558.30       $21,098.70
Jul-94    $24,126.10        $21,922.70       $21,557.10
Aug-94    $25,553.70        $23,144.20       $23,142.00
Sep-94    $26,005.80        $23,066.90       $23,130.90
Oct-94    $26,624.40        $22,976.00       $23,528.50
Nov-94    $25,327.70        $22,048.20       $22,486.40
Dec-94    $26,160.40        $22,640.70       $22,942.70
Jan-95    $25,767.80        $22,355.20       $22,718.50
Feb-95    $27,088.40        $23,285.10       $23,954.00
Mar-95    $27,825.90        $23,686.10       $24,883.20
Apr-95    $28,611.10        $24,212.90       $25,164.80
May-95    $28,944.20        $24,629.10       $25,550.80
Jun-95    $31,430.60        $25,906.60       $27,101.80
Jul-95    $33,750.40        $27,399.10       $29,238.20
Aug-95    $34,975.70        $27,965.40       $29,481.80
Sep-95    $36,807.80        $28,465.20       $30,113.30
Oct-95    $35,653.80        $27,192.50       $29,049.40
Nov-95    $36,569.90        $28,334.90       $30,238.10
Dec-95    $38,251.40        $29,082.60       $30,639.30
Jan-96    $37,721.20        $29,051.80       $30,734.00
Feb-96    $39,160.40        $29,957.00       $32,086.30
Mar-96    $39,829.40        $30,566.70       $32,783.20
Apr-96    $43,163.20        $32,201.10       $35,027.60
May-96    $43,732.90        $33,470.10       $36,277.00
Jun-96    $42,106.10        $32,096.20       $34,458.80
Jul-96    $37,560.90        $29,292.90       $31,034.60
Aug-96    $39,770.40        $30,993.90       $33,171.70
Sep-96    $42,005.10        $32,205.20       $34,932.10
Oct-96    $41,412.80        $31,709.20       $33,845.40
Nov-96    $41,677.90        $33,015.60       $35,086.10
Dec-96    $42,032.20        $33,881.00       $35,258.00
Jan-97    $43,563.10        $34,558.20       $36,312.60
Feb-97    $41,627.30        $33,720.60       $34,721.80
Mar-97    $39,223.30        $32,129.60       $32,437.40
Apr-97    $39,311.90        $32,219.30       $32,583.40
May-97    $43,752.90        $35,803.60       $36,488.80
Jun-97    $45,574.90        $37,338.20       $37,709.40
Jul-97    $48,232.00        $39,075.50       $40,102.80
Aug-97    $49,244.20        $39,969.60       $41,081.30
Sep-97    $52,927.70        $42,895.00       $43,982.90
Oct-97    $50,180.70        $41,011.00       $41,238.80
Nov-97    $49,874.60        $40,744.40       $40,606.60
Dec-97    $50,966.90        $41,457.50       $40,462.40
Jan-98    $49,682.50        $40,803.70       $39,934.00
Feb-98    $54,645.80        $43,821.10       $43,362.30
Mar-98    $57,236.00        $45,628.30       $44,972.40
Apr-98    $57,762.60        $45,881.10       $45,381.20
May-98    $54,267.90        $43,409.90       $42,468.10
Jun-98    $56,536.30        $43,501.50       $42,779.40
Jul-98    $52,166.10        $39,980.10       $39,594.10
Aug-98    $41,925.90        $32,216.80       $30,596.70
Sep-98    $43,519.10        $34,738.00       $33,279.40
Oct-98    $45,464.40        $36,155.00       $35,526.50
Nov-98    $48,255.90        $38,049.10       $38,053.50
Dec-98    $53,935.60        $40,403.60       $41,717.30
Jan-99    $54,760.80        $40,940.60       $42,924.60
Feb-99    $49,306.60        $37,624.40       $39,441.70
Mar-99    $51,910.00        $38,211.70       $41,278.10
Apr-99    $51,910.00        $41,635.90       $44,571.20
May-99    $52,771.70        $42,244.20       $45,031.60
Jun-99    $56,872.10        $44,154.50       $48,214.50
Jul-99    $56,087.20        $42,944.60       $47,231.90
Aug-99    $54,830.90        $41,355.70       $46,211.20
Sep-99    $54,885.70        $41,364.80       $46,542.10
Oct-99    $59,002.20        $41,532.30       $48,808.70
Nov-99    $65,439.30        $44,012.20       $54,571.00
Dec-99    $76,478.90        $48,994.40       $64,863.10
Jan-00    $73,993.30        $48,205.60       $64,499.90
Feb-00    $89,028.80        $56,164.30       $81,044.10
Mar-00    $86,081.90        $52,463.10       $74,685.40
Apr-00    $77,077.80        $49,304.80       $67,408.80
May-00    $71,481.90        $46,431.30       $61,406.70
Jun-00    $79,473.60        $50,478.70       $69,525.30
Jul-00    $76,700.00        $48,854.80       $63,827.70
Aug-00    $85,888.60        $52,582.50       $72,147.00
Sep-00    $85,227.30        $51,037.10       $67,481.20
Oct-00    $77,062.50        $48,758.80       $63,308.20

                                 Average Annual
                                  Total Returns
                                for periods ended
                                    10/31/00
                                 (Common Shares)
                               ------------------
                                     1 YEAR
                                     30.60%
                               ------------------
                                     3 YEAR
                                     15.38%
                               ------------------
                                     5 YEAR
                                     16.67%
                               ------------------
                                     10 YEAR
                                     20.84%
                               ------------------
                                                                         FUND
                                                                        ------
1 Year Total Return (9/30/99 to 9/30/00) ............................   55.26%
3 Year Average Annual Total Return (9/30/97 to 9/30/00) .............   17.21%
5 Year Average Annual Total Return (9/30/95 to 9/30/00 ..............   18.28%
10 Year Average Annual Total Return (9/30/90 to 9/30/00) ............   21.68%
Average Annual Total Return Since Inception
   (1/21/88 to 9/30/00) .............................................   18.37%

-----------------
* The Russell 2000 Growth Index is an unmanaged index (with no defined investment objective) that measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.It includes reinvestment of dividends, and is compiled by Frank Russell Company.
** The Russell 2500 Growth Index measures the performance of those companies in the Russell 2500 Index with higher price-to-book values and higher forecasted growth rates. The Russell 2500 Index is composed of the 2500 smallest companies in the Russell 3000 Index, which measures the performance of the 3000 largest US companies based on total market capitalization. The Russell 2500 Index represents approximately 17% of the total market capitalization of the Russell 3000 Index.

WARBURG PINCUS SMALL COMPANY VALUE FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                                December 6, 2000
Dear Shareholder:

   For the 12 months ended October 31, 2000, the Common Class shares of Warburg Pincus Small Company Value Fund (the "Fund") had a gain of 22.56%. For the six months ended October 31, 2000, the Fund had a gain of 8.15%, vs. a same-period gain of 8.41% for the Russell 2000 Value Index, the Fund's new benchmark effective May 2, 2000 (replacing the Russell 2000 Index). For the six months ended April 30, 2000, the Fund had a return of 13.07%, vs. a return of 18.72% for the Russell 2000 Index.

   The period was a positive one for small-capitalization stocks, though the group was volatile, as were stocks broadly. While the group's growth and value components posted roughly equal gains for the 12 months (with a slight edge to the value stocks), they hardly performed in tandem. Growth stocks dominated early in the period, when investors' tolerance for risk was high, buoyed by a strong economy and a rally in the technology sector. However, they tumbled over the March-through-May period on inflation and interest-rate uncertainties, and remained volatile. Value stocks outperformed their growth counterparts late in the period (within the small-cap arena and elsewhere), as investors took a more defensive stance due to worries over a slowing economy.

   Against this backdrop, the Fund had a competitive showing, with the Fund outpacing both Russell indexes cited above for the 12 months. Stocks that aided the Fund's return included its financial-services, health-care and utilities holdings. The Fund was also helped by its overweighting in the technology sector early in the period, when these stocks rallied (we subsequently reduced this position). On the negative side, stocks that hindered the Fund included certain of its materials & processing and consumer-related names.

   Our general strategy throughout the period was to focus on stocks that had good potential, in our estimation, to benefit from visible catalysts, such as positive earnings surprises or new product launches. This reflected our concerns that, amid general uncertainty and high market volatility, companies with visible improvements were the most likely to garner favorable investor attention (as opposed to companies merely trading at discounts to their underlying worth, for example).

   We made several noteworthy sector-weighting changes during the period. We raised our exposure to the financial segment, where we deemed a number of stocks to be attractive based on their valuations and on the prospects for a more-favorable interest-rate environment. These included insurance companies as well as real-estate investment trusts (we view REITs

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WARBURG PINCUS SMALL COMPANY VALUE FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000 (CONT'D)
--------------------------------------------------------------------------------

as financial stocks due to their interest-rate sensitivity), with our position in REITs rising considerable late in the period.

   We also increased our weighting in the health-care sector, were our focus remained on services providers such as hospitals and acute-care companies. The major catalyst in this area is the restoration of "reimbursement" rates. These rates were reduced by the Balance Budget Act of 1997, sparking a slump in care-provider stocks, but Congress has recently been increasing the funding, and could continue to do so. Our health-care holdings also included laboratory-testing companies. We believe that these companies' profit margins will widen due to rising demand for testing related to new-drug development.

   Another increased area of emphasis for the Fund in the period was energy. We added companies that stood to benefit from an improving supply/demand backdrop for energy, including a number of electric-utility stocks we believed to represent good value.

   One sector weighting we reduced was technology. We had a significant position early in the period, based on the large amount of promising company-specific catalysts we were seeing here. We sold most of our technology holdings based on valuation factors as the period progressed; fortunately for the Fund, our exposure was minimal when the technology group declined sharply in April and May.

   Going forward, we will continue our efforts to identify companies with compelling valuations and good potential to benefit from industry trends and from company-specific catalysts. While the overall backdrop for equities could remain difficult for a spell, we believe that good opportunities will continue to exist within a range of sectors. As ever, we will attempt to ferret out hidden values that will receive wider market recognition over time.



Kyle F. Frey
Portfolio Manager

   INVESTING IN SMALL COMPANIES ENTAILS SPECIAL RISK CONSIDERATIONS. THESE ARE DETAILED IN THE PROSPECTUS, WHICH SHOULD BE READ CAREFULLY BEFORE INVESTING.

WARBURG PINCUS SMALL COMPANY VALUE FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000 (CONT'D)
--------------------------------------------------------------------------------

       GROWTH OF $10,000 INVESTED IN COMMON CLASS SHARES OF WARBURG PINCUS
        SMALL COMPANY VALUE FUND SINCE INCEPTION AS OF OCTOBER 31, 2000

   The graph below illustrates a hypothetical investment of $10,000 in Common Class shares of Warburg Pincus Small Company Fund (the "Fund") from December 29, 1995 (inception) to October 31, 2000, compared to the Russell 2000 Index ("R2000")* and the Russell 2000 Value Index ("R2000 Value")** for the same time period.

                                [GRAPHIC OMITTED]

           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             FUND             R2000          R2000 VALUE
12/29/95  $10,000.00        $10,000.00       $10,000.00
Jan-96    $10,000.00        $9,989.40        $10,066.40
Feb-96    $10,650.00        $10,300.70       $10,224.10
Mar-96    $11,550.00        $10,510.30       $10,438.80
Apr-96    $12,619.50        $11,072.30       $10,723.60
May-96    $13,449.90        $11,508.60       $10,995.10
Jun-96    $13,339.60        $11,036.20       $10,865.40
Jul-96    $12,849.60        $10,072.30       $10,287.80
Aug-96    $13,539.60        $10,657.20       $10,734.20
Sep-96    $14,109.60        $11,073.70       $11,027.20
Oct-96    $14,379.10        $10,903.20       $11,155.10
Nov-96    $14,989.00        $11,352.40       $11,755.40
Dec-96    $15,618.60        $11,649.90       $12,137.00
Jan-97    $15,881.60        $11,882.80       $12,323.50
Feb-97    $15,598.30        $11,594.80       $12,440.50
Mar-97    $15,052.10        $11,047.70       $12,106.90
Apr-97    $15,112.80        $11,078.50       $12,284.90
May-97    $16,053.60        $12,311.00       $13,262.90
Jun-97    $17,156.20        $12,838.70       $13,934.00
Jul-97    $18,056.40        $13,436.00       $14,518.80
Aug-97    $18,663.20        $13,743.50       $14,749.20
Sep-97    $20,100.20        $14,749.40       $15,730.10
Oct-97    $18,986.70        $14,101.60       $15,302.50
Nov-97    $18,531.00        $14,009.90       $15,470.20
Dec-97    $18,608.80        $14,255.10       $15,994.70
Jan-98    $18,087.80        $14,030.30       $15,705.50
Feb-98    $19,154.90        $15,067.80       $16,654.90
Mar-98    $19,972.80        $15,689.20       $17,330.40
Apr-98    $20,098.70        $15,776.10       $17,416.00
May-98    $19,572.10        $14,926.40       $16,801.20
Jun-98    $19,742.40        $14,957.90       $16,706.50
Jul-98    $18,301.20        $13,747.10       $15,397.90
Aug-98    $15,396.80        $11,077.70       $12,986.40
Sep-98    $15,544.60        $11,944.60       $13,719.80
Oct-98    $15,193.30        $12,431.80       $14,127.10
Nov-98    $15,567.00        $13,083.10       $14,509.50
Dec-98    $15,839.50        $13,892.70       $14,964.40
Jan-99    $15,464.10        $14,077.30       $14,624.70
Feb-99    $14,270.20        $12,937.10       $13,626.30
Mar-99    $14,070.50        $13,139.00       $13,513.80
Apr-99    $15,065.20        $14,316.40       $14,747.50
May-99    $15,136.00        $14,525.60       $15,200.90
Jun-99    $15,862.60        $15,182.40       $15,751.30
Jul-99    $15,499.30        $14,766.40       $15,377.50
Aug-99    $14,504.30        $14,220.10       $14,815.50
Sep-99    $14,375.20        $14,223.20       $14,519.30
Oct-99    $14,598.00        $14,280.80       $14,228.80
Nov-99    $16,143.90        $15,133.50       $14,302.50
Dec-99    $17,035.10        $16,846.60       $14,742.00
Jan-00    $15,794.90        $16,575.40       $14,356.50
Feb-00    $15,610.10        $19,312.00       $15,234.00
Mar-00    $16,651.30        $18,039.30       $15,305.40
Apr-00    $16,506.40        $16,953.40       $15,396.00
May-00    $15,927.10        $15,965.30       $15,161.10
Jun-00    $16,376.20        $17,357.00       $15,604.10
Jul-00    $16,548.20        $16,798.60       $16,124.00
Aug-00    $17,642.00        $18,080.40       $16,844.90
Sep-00    $18,116.60        $17,549.00       $16,749.40
Oct-00    $17,891.90        $16,765.60       $16,689.90

                                 Average Annual
                                  Total Returns
                                for periods ended
                                    10/31/00
                                 (Common Shares)
                               ------------------
                                     1 YEAR
                                     22.56%
                               ------------------
                                     3 YEAR
                                     -1.96%
                               ------------------
                                 SINCE INCEPTION
                                   (12/29/95)
                                     12.76%
                               ------------------

                                                                           FUND
                                                                          ------
1 Year Total Return (9/30/99 to 9/30/00) ..............................   26.01%
3 Year Average Annual Total Return (9/30/97 to 9/30/00) ...............   -3.40%
Average Annual Total Return Since Inception
   (12/29/95 to 9/30/00) . ............................................   13.30%

----------------
* The Russell 2000 Index is an unmanaged index (with no defined investment objective) of approximately 2,000 small-cap stocks, includes reinvestment of dividends, and is compiled by Frank Russell Company.
** The Russell 2000 Value Index is an unmanaged index (with no defined investment objective) that measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values. It includes reinvestment of dividends, and is compiled by Frank Russell Company.

WARBURG PINCUS SMALL COMPANY GROWTH FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                                December 6, 2000
Dear Shareholder:

   For the 12 months ended October 31, 2000, the Common Class shares of Warburg Pincus Small Company Growth Fund had a gain of 43.65%, vs. a gain of 16.16% for the Russell 2000 Growth Index.

   The period was an ultimately positive but very volatile one for small-capitalization stocks. The group had a strong start, but turned sharply down in April and May due to interest-rate worries and general concerns over valuations on technology companies. Small-cap stocks remained volatile, and ended the period on a difficult note due to some highly visible profit disappointments that tarnished stocks broadly. All told, most small-cap stocks gave up some but by no means all of their initial gains over the April-through-October span.

   Against this backdrop, the Fund had a strong showing, both in absolute terms and compared to that of its benchmark. The Fund's return was aided by good stock selection in general, especially within the computer, electronics and health-care sectors. Stocks that hindered the Fund, at least in relative terms, included specific consumer-related and communications holdings.

   We made no major changes to the Fund during the period with regard to overall strategy, remaining focused on rapidly growing companies with innovative, viable products and services. We continued to see a large number of such companies within the technology area, defined to include software, electronics and telecommunications companies. Notwithstanding the group's typically volatile nature, our longer-term outlook on these stocks remains positive based on accelerating Internet usage, the worldwide embrace of wireless technologies and a global push for better productivity.

   One noteworthy sector-weighting increase we made during the period was health care. We added several services providers as well as pharmaceutical companies and more-aggressive biotechnology stocks. On the services side, we deemed certain managed-care and hospital names to be attractive in the latter half of the period, based on what we viewed as improving fundamentals within the health-care industry. In addition, while the group's earnings-growth prospects remain relatively modest, these companies have good potential to meet expectations over the near-to-intermediate term. We believe that investors will continue to reward companies that can deliver such consistency. In the pharmaceutical/biotech area, we added several companies that stand to benefit over the longer term from breakthroughs in gene research and the launch of new products.

WARBURG PINCUS SMALL COMPANY GROWTH FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000 (CONT'D)
--------------------------------------------------------------------------------

   We ended the period with a modest overweighting in the energy area, where we continued to emphasize oil-services providers. We believe these companies will continue to benefit from demand for their services, even if oil prices begin to decline. In our view, oil prices would have to fall dramatically to throttle activity in the oil-services industry.

   Despite the recent volatility in small caps, and the potential for choppy waters over the near term, we have a positive longer-term outlook on the group. We remain of the view that these stocks--and the group's growth-oriented names in particular--will benefit in due course from a historically supportive combination of benign inflation, relatively stable interest rates and modest economic growth. In addition, small caps currently trade at compelling valuations vs. those on larger-cap stocks, which should only add to their appeal from a risk-reward perspective as the economic picture becomes clearer. Our focus, as always, will remain on companies we deem to have the brightest long-term growth prospects.



Stephen J. Lurito                          Sammy Oh
Co-Portfolio Manager                       Co-Portfolio Manager

   INVESTING IN SMALL COMPANIES ENTAILS SPECIAL RISK CONSIDERATIONS. THESE ARE DETAILED IN THE PROSPECTUS, WHICH SHOULD BE READ CAREFULLY BEFORE INVESTING.

WARBURG PINCUS SMALL COMPANY GROWTH FUND
ANNUAL INVESTMENT ADVISER'S REPORT -- OCTOBER 31, 2000 (CONT'D)
--------------------------------------------------------------------------------

       GROWTH OF $10,000 INVESTED IN COMMON CLASS SHARES OF WARBURG PINCUS
        SMALL COMPANY GROWTH FUND SINCE INCEPTION AS OF OCTOBER 31, 2000

   The graph below illustrates a hypothetical investment of $10,000 in Common Class shares of Warburg Pincus Small Company Growth Fund (the "Fund") from December 31, 1996 (inception) to October 31, 2000, compared to the Russell 2000 Growth Index ("R2000G")* for the same time period.

                                [GRAPHIC OMITTED]

           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             FUND             R2000G
12/31/96  $10,000.00        $10,000.00
Jan-97    $10,350.00        $10,249.80
Feb-97    $10,020.00        $9,630.92
Mar-97    $9,250.00         $8,951.36
Apr-97    $8,940.00         $8,847.88
May-97    $10,280.00        $10,177.80
Jun-97    $10,840.00        $10,522.90
Jul-97    $11,370.00        $11,062.10
Aug-97    $11,650.00        $11,394.10
Sep-97    $12,930.00        $12,303.40
Oct-97    $12,250.00        $11,564.40
Nov-97    $12,069.90        $11,289.20
Dec-97    $12,229.20        $11,296.00
Jan-98    $11,927.20        $11,145.40
Feb-98    $12,802.60        $12,129.30
Mar-98    $13,637.40        $12,638.10
Apr-98    $13,496.90        $12,715.60
May-98    $12,360.50        $11,791.80
Jun-98    $12,591.60        $11,912.40
Jul-98    $11,414.30        $10,917.60
Aug-98    $8,949.95         $8,397.40
Sep-98    $9,844.94         $9,248.81
Oct-98    $10,166.90        $9,731.23
Nov-98    $11,092.10        $10,486.10
Dec-98    $12,057.10        $11,435.10
Jan-99    $12,620.10        $11,949.40
Feb-99    $11,644.60        $10,856.30
Mar-99    $12,499.30        $11,243.00
Apr-99    $12,991.80        $12,235.90
May-99    $13,061.90        $12,255.20
Jun-99    $14,570.60        $12,900.80
Jul-99    $14,400.10        $12,501.90
Aug-99    $14,390.00        $12,034.30
Sep-99    $15,154.20        $12,266.50
Oct-99    $16,692.30        $12,580.60
Nov-99    $19,136.00        $13,910.90
Dec-99    $24,021.50        $16,362.00
Jan-00    $23,824.50        $16,209.80
Feb-00    $32,634.80        $19,981.80
Mar-00    $28,921.00        $17,881.60
Apr-00    $24,530.80        $16,076.10
May-00    $22,195.40        $14,668.40
Jun-00    $26,625.60        $16,563.30
Jul-00    $23,710.10        $15,143.80
Aug-00    $27,425.50        $16,736.80
Sep-00    $25,609.90        $15,905.30
Oct-00    $23,981.20        $14,614.30

                                 Average Annual
                                  Total Returns
                                for periods ended
                                    10/31/00
                                 (Common Shares)
                               ------------------
                                     1 YEAR
                                     43.65%
                               ------------------
                                     3 YEAR
                                     25.10%
                               ------------------
                                 SINCE INCEPTION
                                    (12/31/96
                                     25.59%
                               ------------------
                                                                           FUND
                                                                          -----
1 Year Total Return (9/30/99 to 9/30/00) .............................    68.99%
3 Year Average Annual Total Return
   (9/30/97 to 9/30/00) ..............................................    25.56%
Average Annual Total Return Since Inception
   (12/31/96 to 9/30/00) .............................................    28.47%

------------------
* The Russell 2000 Index is an unmanaged index (with no defined investment objective) of approximately 2,000 small-cap stocks, includes reinvestment of dividends, and is compiled by Frank Russell Company.

WARBURG PINCUS EMERGING GROWTH FUND
SCHEDULE OF INVESTMENTS--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES           VALUE
                                                   ---------     --------------
COMMON STOCKS (90.6%)
BUILDING & BUILDING MATERIALS (1.2%)
    Lennar Corp.                                     927,600     $   29,799,150
                                                                 --------------
BUSINESS SERVICES (6.2%)
    Cacheflow, Inc. 1                                 80,800          8,726,400
    Commerce One, Inc. 1                             512,500         32,896,094
    New York Restaurant Group, Inc. 1,2              336,786          3,249,985
    On Assignment, Inc. 1                          1,472,520         37,089,097
    Paychex, Inc.                                    509,550         28,885,116
    TMP Worldwide, Inc. 1                            374,550         26,072,191
    West Teleservices Corp.1                         430,500         10,977,750
                                                                 --------------
                                                                    147,896,633
                                                                 --------------
COMMUNICATIONS & MEDIA (2.6%)
    Ariba, Inc. 1                                    319,000         40,313,625
    Finisar Corp. 1                                  687,000         19,794,187
    Youthstream Media Networks, Inc. 1               995,344          1,928,479
                                                                 --------------
                                                                     62,036,291
                                                                 --------------
COMPUTERS (11.2%)
    Agile Software Corp. 1                            25,200          1,899,450
    BEA Systems, Inc. 1                              670,000         48,072,500
    Brocade Communications Systems, Inc.             173,000         39,335,875
    Mercury Interactive Corp. 1                      261,475         29,023,725
    National Instruments Corp. 1                     611,765         28,561,778
    Network Appliance, Inc. 1                        230,500         27,429,500
    NVIDIA Corp. 1                                   390,200         24,247,272
    Palm, Inc. 1                                     480,000         25,710,000
    Phone.com, Inc. 1                                190,000         17,586,875
    Tech Data Corp. 1                                641,000         26,681,625
                                                                 --------------
                                                                    268,548,600
                                                                 --------------
CONSUMER SERVICES (2.0%)
    DeVRY, Inc. 1                                  1,007,321         37,207,919
    ITT Educational Services, Inc. 1                 679,050         10,695,037
                                                                 --------------
                                                                     47,902,956
                                                                 --------------
ELECTRONICS (14.9%)
    Applied Micro Circuits Corp. 1                   210,000         16,038,750
    Bookham Technology PLC - ADR 1                   662,500         22,317,969
    Celestica, Inc. ADR 1                            325,400         23,388,125
    Emulex Corp. 1                                   172,000         25,262,500
    Maxim Integrated Products, Inc. 1              1,132,390         75,091,612
    Molex, Inc.                                      582,300         31,444,200
    PMC-Sierra, Inc. 1                               210,825         35,734,837
    QLogic Corp. 1                                   240,000         23,220,000
    Texas Instruments, Inc.                          716,524         35,154,459
    TranSwitch Corp. 1                               575,000         33,206,250

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS EMERGING GROWTH FUND
SCHEDULE OF INVESTMENTS (CONT'D)--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES           VALUE
                                                   ---------     --------------
COMMON STOCKS (CONT'D)
ELECTRONICS (cont'd)
    Vishay Intertechnology, Inc. 1                   570,057     $   17,101,710
    Vitesse Semiconductor Corp. 1                    264,000         18,463,500
                                                                 --------------
                                                                    356,423,912
                                                                 --------------
ENERGY (3.7%)
    Apache Corp.                                     562,500         31,113,281
    Chaparral Resources, Inc. 1                       13,889             90,278
    Devon Energy Corp.                               509,000         25,653,600
    Noble Affiliates, Inc.                           646,500         23,718,469
    Southern Energy, Inc. 1                          276,500          7,534,625
                                                                 --------------
                                                                     88,110,253
                                                                 --------------
FINANCIAL SERVICES (9.7%)
    Capital One Financial Corp.                      205,000         12,940,625
    Enhance Financial Services Group, Inc.           295,050          5,732,144
    Franklin Resources, Inc.                         560,100         23,994,684
    Indymac Mortgage Holdings, Inc. 1              1,848,900         38,595,787
    John Hancock Financial Services, Inc. 1          400,000         12,650,000
    Lehman Brothers Holdings, Inc.                   400,000         25,800,000
    MBIA, Inc.                                       445,000         32,345,937
    Reinsurance Group of America, Inc.             1,139,095         42,573,676
    Sun Life Financial Services                      550,000         11,275,000
    XL Capital, Ltd., Class A                        350,000         26,906,250
                                                                 --------------
                                                                    232,814,103
                                                                 --------------
FOOD, BEVERAGES & TOBACCO (0.1%)
    Foodtrader.Com, Inc. 1,2                         966,183          2,000,000
                                                                 --------------
HEALTHCARE (13.9%)
    ALZA Corp. 1                                     461,400         37,344,562
    Coherent, Inc. 1                                 366,400         12,755,300
    Community Health Systems, Inc. 1                 557,600         15,717,350
    Focal, Inc. 1                                          1                  2
    HCA-The Healthcare Co.                           755,000         30,152,812
    Health Management Associates, Inc.,
       Class A 1                                   1,444,500         28,619,156
    Inhale Therapeutic Systems, Inc. 1               275,000         13,681,250
    Ivax Corp.                                     1,222,950         53,198,325
    PE Corp - PE Biosystems Group                    375,800         43,968,600
    Stryker Corp.                                    282,000         13,289,250
    Tenet Healthcare Corp.                           964,000         37,897,250
    Wellpoint Health Networks, Inc. 1                374,300         43,769,706
    Softcom, Inc. 1,2                                454,545            999,999
                                                                 --------------
                                                                    331,393,562
                                                                 --------------
LODGING & RESTAURANTS (0.7%)
    Park Place Entertainment Corp. 1               1,386,100         17,672,775
                                                                 --------------

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS EMERGING GROWTH FUND
SCHEDULE OF INVESTMENTS (CONT'D)--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES           VALUE
                                                   ---------     --------------
COMMON STOCKS (CONT'D)
OIL SERVICES (5.3%)
    Cooper Cameron Corp. 1                           367,790     $   20,044,555
    Nabors Industries, Inc. 1                        982,675         50,018,157
    Noble Drilling Corp. 1                           538,490         22,380,991
    Pogo Producing Co.                               424,000         10,600,000
    Pride International, Inc. 1                      913,100         23,112,844
                                                                 --------------
                                                                    126,156,547
                                                                 --------------
PHARMACEUTICALS (8.6%)
    Abgenix, Inc. 1                                  162,500         12,817,187
    Barr Laboratories, Inc. 1                        299,800         18,924,875
    Biovail Corp. 1                                1,055,100         44,380,144
    Celgene Corp. 1                                  405,700         26,116,938
    Elan Corp. PLC ADR 1                             543,000         28,202,063
    Gemini Genomics PLC ADR1                          99,400          1,130,675
    Human Genome Sciences, Inc. 1                    155,000         13,700,547
    Icos Corp.1                                      145,400          7,469,925
    IDEC Pharmaceuticals Corp. 1                      50,000          9,806,250
    ImClone Systems, Inc. 1                           65,000          3,554,688
    Medarex, Inc. 1                                  230,300         14,077,088
    Millennium Pharmaceuticals, Inc. 1               340,000         24,671,250
    Protein Design Labs, Inc. 1                        5,000            675,391
                                                                 --------------
                                                                    205,527,021
                                                                 --------------
REAL ESTATE (1.2%)
    Apartment Investment & Management Co, Class A    300,000         13,706,250
    Boston Properties, Inc.                          300,000         12,150,000
    Prologis Trust                                   146,100          3,068,100
                                                                 --------------
                                                                     28,924,350
                                                                 --------------
TELECOMMUNICATIONS & EQUIPMENT (9.3%)
    ANTEC Corp. 1                                    250,000          3,046,875
    Audiocodes, Ltd. 1                             1,017,480         40,254,053
    Avanex Corp. 1                                   220,600         22,404,688
    McLeodUSA, Inc. 1                              1,190,875         22,924,344
    MRV Communications, Inc. 1                       437,900         17,297,050
    Polycom, Inc. 1                                1,023,650         66,537,250
    Redback Networks, Inc. 1                         279,000         29,696,063
    Scientific Atlanta, Inc.                         313,400         21,448,313
                                                                 --------------
                                                                    223,608,636
                                                                 --------------
TOTAL COMMON STOCKS (Cost $1,509,482,200)                         2,168,814,788
                                                                 --------------

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS EMERGING GROWTH FUND
SCHEDULE OF INVESTMENTS (CONT'D)--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES           VALUE
                                                   ---------     --------------
WARRANTS (0.0%)
    Women First Healthcare, Inc. 1,2 (Cost $0)         5,516     $            0
                                                                 --------------
SHORT TERM INVESTMENTS (8.5%)
    Institutional Money Market Trust              90,491,206         90,491,206
    RBB Money Market Portfolio                   111,546,591        111,546,591
                                                                 --------------
TOTAL SHORT TERM INVESTMENTS (Cost $202,037,797)                    202,037,797
                                                                 --------------
PREFERRED RATES (1.5%)
    BreezeCom, Ltd., Series B 1,2                  1,509,955         28,028,540
    Celltra, Ltd. 2                                1,102,524          7,000,002
    Opal Concepts, Inc., Series B 2                  792,603            199,998
                                                                 --------------
TOTAL PREFERRED (Cost $15,223,300)                                   35,228,540
                                                                 --------------


                                                     PAR
                                                    -----
BONDS (0.3%)
    Orckit Communications, Inc. (NR)
      5.750% 04/01/05                            $15,000,000          8,043,750
    TimesSquareMedia.com, Inc. (NR)3,4
      6.000% 11/22/02 2                            2,900,000                  0
                                                                 --------------
TOTAL BONDS (Cost $17,900,000)                                        8,043,750
                                                                 --------------
TOTAL INVESTMENTS AT VALUE (100.9%)
   (Cost $1,744,643,297 5)                                        2,414,124,875

LIABILITIES IN EXCESS OF OTHER ASSETS (0.9%)                        (21,585,381)
                                                                 --------------
NET ASSETS (100.0%)                                              $2,392,539,494
                                                                 ==============

                            INVESTMENT ABBREVIATIONS
                       ADR =  American Depository Receipt
                        NR =  Not Rated

--------------------------------------------------------------------------------
 1 Non-income producing security.
 2 Restricted security.
 3 Bond is currently in deafult.
 4 Illiquid security.
 5 Cost for federal income tax purposes is $1,753,820,121.

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY VALUE FUND
SCHEDULE OF INVESTMENTS--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES             VALUE
                                                    --------        -----------
COMMON STOCKS (84.6%)
BANKS & SAVINGS & LOANS (5.9%)
    Century Bancorp, Inc. Class A                     30,300        $   416,625
    Dime Bancorp, Inc.                                18,500            452,094
    Prosperity Bancshares, Inc.                       38,000            717,250
                                                                    -----------
                                                                      1,585,969
                                                                    -----------
BUILDING & BUILDING MATERIALS (3.3%)
    LSI Industries, Inc.                              12,300            230,625
    The Stanley Works                                 10,200            271,575
    Walter Industries, Inc.                           50,500            375,594
                                                                    -----------
                                                                        877,794
                                                                    -----------
BUSINESS SERVICES (0.9%)
    National Data Corp.                                3,400            129,625
    Sensormatic Electronics Corp. 1                    6,000            108,000
                                                                    -----------
                                                                        237,625
                                                                    -----------
COMPUTERS (1.5%)
    Avid Technology, Inc. 1                            7,200             99,900
    JDA Software Group, Inc. 1                         4,820             72,601
    Silicon Graphics, Inc. 1                          18,700             84,150
    Storage Technology Corp. 1                         7,700             75,075
    Transactions Systems Architects, Inc.
       Class A 1                                       4,700             63,450
                                                                    -----------
                                                                        395,176
                                                                    -----------
CONSUMER DURABLES (4.4%)
    Aftermarket Technology Corp. 1                    45,800            243,312
    Harman International Industries, Inc.             13,400            643,200
    Lear Corp. 1                                      10,000            272,500
                                                                    -----------
                                                                      1,159,012
                                                                    -----------
CONSUMER NON-DURABLES (3.6%)
    Borg-Warner Automotive, Inc.                       7,000            264,250
    Cutter & Buck, Inc. 1                             12,600            129,150
    Phillips-Van Heusen Corp.                         46,900            556,937
                                                                    -----------
                                                                        950,337
                                                                    -----------
CONSUMER SERVICES (1.6%)
    Lo-Jack Corp. 1                                   51,400            411,200
                                                                    -----------
ELECTRONICS (2.6%)
    Avant Corp. 1                                     21,200            356,425
    Integrated Device Technology, Inc. 1               1,300             73,206
    M.D.C. Holdings, Inc.                              9,332            255,464
                                                                    -----------
                                                                        685,095
                                                                    -----------
ELECTRIC - UTILITIES (9.1%)
    Energy East Corp.                                 17,000            357,319
    Sierra Pacific Resources                          23,100            397,031
    DTE Energy Co.                                     9,200            332,350

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY VALUE FUND
SCHEDULE OF INVESTMENTS (CONT'D)--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES             VALUE
                                                    --------        -----------
COMMON STOCKS (CONT'D)
ELECTRIC UTILITIES (cont'd)
    NSTAR                                             10,900        $   421,694
    UniSource Energy Corp.                            16,200            241,988
    Public Service Company of New Mexico              23,300            642,206
                                                                    -----------
                                                                      2,392,588
                                                                    -----------
ENERGY (3.3%)
    Cross Timbers Oil Co.                              8,850            166,491
    HS Resources, Inc. 1                               5,400            168,075
    Ocean Energy, Inc. 1                              13,400            185,925
    Newfield Exploration Co. 1                         4,700            177,425
    Tesoro Petroleum Corp. 1                          17,900            185,712
                                                                    -----------
                                                                        883,628
                                                                    -----------
FINANCIAL SERVICES (14.5%)
    AmeriCredit Corp. 1                               22,100            593,937
    Delphi Financial Group, Inc. Class A 1            10,000            370,000
    Fremont General Corp.                            159,200            577,100
    GATX Corp.                                        13,900            584,669
    HCC Insurance Holdings, Inc.                      12,000            228,750
    National Western Life Insurance Co.
       Class A 1                                       2,500            221,250
    Radian Group, Inc.                                 3,905            276,767
    StanCorp Financial Group, Inc.                    14,900            607,175
    Webster Financial Corp.                           15,200            370,500
                                                                    -----------
                                                                      3,830,148
                                                                    -----------
GAS UTILITIES (1.3%)
    MCN Energy Group, Inc.                            14,300            352,138
                                                                    -----------
HEALTHCARE (8.4%)
    Bergen Brunswig Corp. Class A                     13,700            124,156
    Health Management Associates, Inc. Class A 1      12,900            255,581
    ICU Medical, Inc. 1                                9,100            227,500
    LifePoint Hospitals, Inc. 1                        5,200            201,500
    Morrison Management Specialists, Inc.              8,450            283,075
    Omnicare, Inc.                                    28,500            498,750
    Sunrise Assisted Living, Inc. 1                   13,200            308,550
    Universal Health Services, Inc.                    3,700            310,337
                                                                    -----------
                                                                      2,209,449
                                                                    -----------
LEISURE & ENTERTAINMENT (1.1%)
    SCP Pool Corp. 1                                  11,319            292,879
                                                                    -----------
OIL SERVICES (3.1%)
    Evergreen Resources, Inc. 1                       13,100            360,250
    Newpark Resources, Inc. 1                         23,200            208,800
    Pride International, Inc. 1                       10,200            258,187
                                                                    -----------
                                                                        827,237
                                                                    -----------

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY VALUE FUND
SCHEDULE OF INVESTMENTS (CONT'D)--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES             VALUE
                                                    --------        -----------
COMMON STOCKS (CONT'D)
PAPER & FORESTRY PRODUCTS (3.8%)
    Caraustar Industries, Inc.                            30        $       302
    Ivex Packaging Corp. 1                            68,900            676,081
    Packaging Corporation of America 1                22,500            330,469
                                                                    -----------
                                                                      1,006,852
                                                                    -----------
REAL ESTATE (12.5%)
    BRE Properties, Inc. Class A                      17,100            540,788
    CenterPoint Properties Corp.                      11,800            524,363
    Essex Property Trust, Inc.                         9,800            509,600
    Home Properties of New York, Inc.                  7,800            212,063
    Manufactured Home Communities, Inc.               13,200            328,350
    Mission West Properties, Inc.                     49,386            663,624
    Urban Shopping Centers, Inc.                      10,900            522,519
                                                                    -----------
                                                                      3,301,307
                                                                    -----------
RETAIL (2.3%)
    Pathmark Stores, Inc. 1                           38,700            607,106
                                                                    -----------
TRANSPORTATION (1.4%)
    Landstar Systems, Inc. 1                           7,700            363,825
                                                                    -----------
TOTAL COMMON STOCKS (Cost $18,145,058)                               22,369,365
                                                                    -----------
SHORT TERM INVESTMENTS (14.9%)
    Institutional Money Market Trust               2,721,794          2,721,795
    RBB Money Market Portfolio                     1,205,652          1,205,652
                                                                    -----------
TOTAL SHORT TERM INVESTMENTS (Cost $3,927,447)                        3,927,447
                                                                    -----------
RIGHTS & WARRANTS (0.0%)
    EA Industries, Inc. 2,3 (Cost $110,438)                1                  0
                                                                    -----------
TOTAL INVESTMENTS AT VALUE (99.5%)
   (Cost $22,182,943 4)                                              26,296,812

OTHER ASSETS IN EXCESS OF LIABILITIES (0.5%)                            136,061
                                                                    -----------
NET ASSETS (100.0%)                                                 $26,432,873
                                                                    ===========

                            INVESTMENT ABBREVIATIONS
                        ADR = American Depository Receipt
--------------------------------------------------------------------------------
 1 Non-income producing security.
 2 Restricted security.
 3 Illiquid security.
 4 Cost for federal income tax purposes is $22,230,177.

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY GROWTH FUND
SCHEDULE OF INVESTMENTS--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES             VALUE
                                                    --------        -----------
COMMON STOCKS (92.6%)
BUSINESS SERVICES (2.7%)
    Acxiom Corp. 1                                    17,800        $   716,450
    Getty Images, Inc. 1                              11,200            355,600
    QRS Corp. 1                                        5,650             47,672
    Radvision Ltd. 1                                   2,700             59,737
    Titan Corp. 1                                      8,200            109,675
                                                                    -----------
                                                                      1,289,134
                                                                    -----------
COMMUNICATIONS & MEDIA (2.8%)
    About.com, Inc.                                    2,200             52,800
    IntraNet Solutions, Inc.                           9,500            441,750
    Pegasus Communications Corp.                       1,004             35,705
    Puma Technology, Inc.                              3,500             47,469
    Seachange International, Inc.                     12,400            272,800
    ValueVision International, Inc.                   23,700            479,925
                                                                    -----------
                                                                      1,330,449
                                                                    -----------
COMPUTERS (12.3%)
    BackWeb Technologies, Ltd.                        21,700            193,944
    Concurrent Computer Corp. 1                       31,700            558,712
    Documentum, Inc. 1                                 8,700            739,500
    Great Plains Software, Inc. 1                      4,800            186,900
    Informatica Corp.                                  1,500            141,750
    Iona Technologies PLC ADR 1                        7,500            493,125
    Manugistics Group, Inc.                            7,000            797,562
    Marimba, Inc.                                      8,700             51,656
    NetIQ Corp. 1                                      5,500            473,687
    Peregrine Systems, Inc.                           27,600            662,400
    Planetweb, Inc. 1,2                               27,600            150,144
    Radiant Systems, Inc. 1                           23,300            429,594
    Remedy Corp. 1                                     8,900            152,412
    RSA Security, Inc.                                 7,700            446,600
    Unify Corp. 1                                      3,700              1,850
    Zoran Corp. 1                                      7,900            395,987
                                                                    -----------
                                                                      5,875,823
                                                                    -----------
CONSUMER SERVICES (1.5%)
    Advantage Learning Systems, Inc.                  13,800            409,687
    Praecis Pharmaceuticals, Inc. 1                   11,400            289,275
                                                                    -----------
                                                                        698,962
                                                                    -----------
ELECTRONICS (16.2%)
    Alpha Industries, Inc.                            19,500            777,562
    ANADIGICS, Inc. 1                                 15,750            352,406
    Anaren Microwave, Inc. 1                           5,350            556,400
    Apw, Ltd. 1                                       18,200            840,612
    Asyst Technologies, Inc. 1                        11,500            172,500
    Avant! Corp. 1                                     4,899             82,364
    C-Cube Microsystems, Inc. 1                       25,000            487,500

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY GROWTH FUND
SCHEDULE OF INVESTMENTS (CONT'D)--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES             VALUE
                                                    --------        -----------
COMMON STOCKS (CONT'D)
ELECTRONICS (cont'd)
    Caliper Technologies Corp. 1                       3,800        $   214,225
    Cymer, Inc.                                        9,700            242,500
    DSP Group, Inc. 1                                 17,600            499,400
    EMCORE Corp. 1                                    16,400            672,400
    Exar Corp. 1                                      10,500            469,219
    Interlink Electronics, Inc.                        9,000            201,375
    Mips Technologies, Inc. Class A 1                 11,600            465,450
    Photronics, Inc. 1                                16,700            376,794
    Plexus Corp. 1                                     1,467             92,513
    PRI Automation, Inc.                               9,200            208,150
    Sipex Corp. 1                                     13,100            515,812
    Telcom Semiconductor, Inc. 1                       1,500             21,094
    Varian Semiconductor Equipment Associates,
       Inc. 1                                          7,800            179,400
    Veeco Instruments, Inc. 1                          2,900            191,989
    Zygo Corp. 1                                       2,205            109,147
                                                                    -----------
                                                                      7,728,812
                                                                    -----------
ENERGY (1.2%)
    Stone Energy Corp. 1                              11,000            563,200
                                                                    -----------
FINANCIAL SERVICES (3.9%)
    AmeriCredit Corp. 1                               17,500            470,312
    Compucredit Corp. 1                                4,500            138,937
    Enhance Financial Services Group, Inc.             4,200             48,825
    Fidelity National Financial, Inc.                 22,700            557,569
    Mutual Risk Management, Ltd.                      13,000            235,625
    Reinsurance Group, Inc.                           10,731            401,071
                                                                    -----------
                                                                      1,852,339
                                                                    -----------
FOOD, BEVERAGES & TOBACCO (0.7%)
    Hain Celestial Group, Inc. 1                       8,300            329,406
                                                                    -----------
HEALTHCARE (17.4%)
    Advance Paradigm, Inc. 1                          21,800          1,065,475
    AmeriSource Health Corp. Class A 1                18,100            786,219
    Bindley Western Industries, Inc.                  19,000            682,813
    Coherent, Inc. 1                                   8,700            302,869
    Community Health Care 1                           29,600            834,350
    Foundation Health Systems, Inc. Class A 1         42,700            862,006
    Inhale Therapeutic Systems, Inc. 1                 6,900            343,275
    LifePoint Hospitals, Inc. 1                       11,300            437,875
    Mid Atlantic Medical Services, Inc. 1             29,100            494,700
    MiniMed, Inc. 1                                    5,800            423,038
    Oxford Health Plans, Inc. 1                       28,000            945,000
    Renal Care Group, Inc. 1                          17,500            411,250
    Universal Health Services, Inc. Class B            8,400            704,550
                                                                    -----------
                                                                      8,293,420
                                                                    -----------

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY GROWTH FUND
SCHEDULE OF INVESTMENTS (CONT'D)--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES             VALUE
                                                    --------        -----------
COMMON STOCKS (CONT'D)
LEISURE & ENTERTAINMENT (3.1%)
    American Classic Voyages Co. 1                    17,900        $   247,244
    Championship Auto Racing 1                        16,600            412,925
    Mandalay Resort Group 1                           17,200            357,975
    THQ, Inc. 1                                       21,600            442,800
                                                                    -----------
                                                                      1,460,944
                                                                    -----------
OIL SERVICES (5.8%)
    BJ Services Co. 1                                  8,000            419,500
    Cooper Cameron Corp. 1                             7,600            414,200
    National-Oilwell, Inc. 1                          14,100            412,425
    Petroleum Geo - Services ADR 1                    19,300            264,169
    Precision Drilling Corp. 1                        14,100            403,613
    Rowan Companies, Inc. 1                           16,000            403,000
    Smith International, Inc. 1                        6,300            444,150
                                                                    -----------
                                                                      2,761,057
                                                                    -----------
PHARMACEUTICALS (11.4%)
    Aclara Biosciences, Inc. 1                        12,400            221,650
    Alkermes, Inc. 1                                  21,000            778,313
    Caremark Rx, Inc. 1                               51,700            646,250
    Cell Therapeutics, Inc. 1                          9,000            602,016
    Genencor International, Inc. 1                    13,700            376,750
    Intermune Pharmaceuticals, Inc.                    2,900            145,000
    K-V Pharmaceutical Co.                             8,000            311,500
    Lynx Therapeutics, Inc. 1                          8,400            147,000
    Maxim Pharmaceuticals, Inc.                        4,800            213,000
    Maxygen, Inc. 1                                    7,700            309,925
    Medarex, Inc. 1                                    9,600            586,800
    Medicis Pharmaceutical Corp. Class A 1             9,800            721,525
    Titan Pharmaceuticals, Inc. 1                      2,700            113,616
    United Therapeutics Corp. 1                        4,300            230,050
                                                                    -----------
                                                                      5,403,395
                                                                    -----------
TELECOMMUNICATIONS & EQUIPMENT (13.6%)
    Adaptive Broadband Corp. 1                         1,900             30,519
    Advanced Fibre Communications, Inc. 1             17,200            560,075
    Aeroflex, Inc.                                     8,400            499,800
    Antec Corp. 1                                     13,200            160,875
    Audiocodes, Ltd. 1                                11,900            470,794
    Clarent Corp. 1                                    8,400            260,925
    CTC Communications Corp. 1                         8,850             85,458
    Integrated Telecom Express, Inc. 1                22,700            320,638
    MRV Communications, Inc. 1                        10,800            426,600
    Natural Microsystems Corp. 1                       7,000            316,313
    PECO II, Inc. 1                                   16,900            665,438

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY GROWTH FUND
SCHEDULE OF INVESTMENTS (CONT'D)--OCTOBER 31, 2000
--------------------------------------------------------------------------------

                                                     NUMBER
                                                       OF
                                                     SHARES             VALUE
                                                    --------        -----------
COMMON STOCKS (CONT'D)
TELECOMMUNICATIONS & EQUIPMENT (cont'd)
    Polycom, Inc.                                      9,800        $   637,000
    Powerwave Technologies, Inc. 1                    14,700            707,438
    Proxim, Inc.                                      10,400            630,500
    Tekelec1                                          17,900            658,944
    Viatel, Inc. 1                                     9,400             90,475
                                                                    -----------
                                                                      6,521,792
                                                                    -----------
TOTAL COMMON STOCKS (Cost $43,250,587)                               44,108,733
                                                                    -----------
SHORT TERM INVESTMENTS (6.6%)
    Institutional Money Market Trust                 959,143            959,143
    RBB Money Market Fund                          2,208,176          2,208,176
                                                                    -----------
TOTAL SHORT TERM INVESTMENTS (Cost $3,167,319)                        3,167,319
                                                                    -----------
TOTAL INVESTMENTS AT VALUE (98.9%)
   (COST $46,417,906 3)                                              47,276,052

OTHER ASSETS IN EXCESS OF LIABILITIES (1.1%)                            623,460
                                                                    -----------
NET ASSETS (100.0%)                                                 $47,899,512
                                                                    ===========

                            INVESTMENT ABBREVIATIONS
                        ADR = American Depository Receipt
--------------------------------------------------------------------------------
 1 Non-income producing security.
 2 Restricted security.
 3 Cost for federal income tax purposes is $46,615,044.

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS DOMESTIC EQUITY FUNDS
STATEMENTS OF ASSETS AND LIABILITIES
October 31, 2000
--------------------------------------------------------------------------------

                                                                    WARBURG PINCUS         WARBURG PINCUS      WARBURG PINCUS
                                                                   EMERGING GROWTH         SMALL COMPANY       SMALL COMPANY
                                                                         FUND                VALUE FUND         GROWTH FUND
                                                                   ---------------         --------------      --------------
ASSETS
  Investments at value (cost - $1,744,643,297,
    $22,182,943 and $46,417,906, respectively)                      $2,414,124,875          $26,296,812          $47,276,052
  Dividends and interest receivable                                        653,633               80,054                9,777
  Receivable for fund shares sold                                        5,629,081            1,084,648              388,152
  Receivable for investment sold unsettled                               7,256,473                    0            1,067,141
  Cash                                                                           0                    0                  200
  Prepaid expenses and other assets                                         86,657              190,043               35,801
                                                                    --------------          -----------          -----------
                                                                     2,427,750,719           27,651,557           48,777,123
                                                                    --------------          -----------          -----------
LIABILITIES
  Advisory fee payable                                                   1,856,259               10,792                    0
  Administration services fee payable                                      206,251                2,113                3,942
  Directors fee payable                                                      3,000                2,725                3,869
  Payable for investments purchased                                     25,894,563            1,162,562              792,321
  Payable for fund shares redeemed                                       6,166,647                    0               23,164
  Payable for as of fund share                                                   0                4,861                    0
  Accrued expenses payable                                               1,084,505               35,631               54,315
                                                                    --------------          -----------          -----------
                                                                        35,211,225            1,218,684              877,611
                                                                    --------------          -----------          -----------
NET ASSETS
  Capital stock, $0.001 par value                                           47,876                6,947                2,073
  Paid-in capital                                                    1,334,006,077           18,771,524           48,704,964
  Undistributed net investment income                                            0               26,001                    0
  Accumulated net realized gain (loss)
    from security transactions                                         389,003,962            3,514,532           (1,665,672)
  Net unrealized appreciation from investments                         669,481,579            4,113,869              858,146
                                                                    --------------          -----------          -----------
Net Assets                                                          $2,392,539,494          $26,432,873          $47,899,512
                                                                    ==============          ===========          ===========
COMMON SHARES
  Net assets                                                        $2,114,737,396          $26,403,491          $47,899,512
                                                                    --------------          -----------          -----------
  Shares outstanding                                                    42,096,024            1,945,293            2,072,823
                                                                    --------------          -----------          -----------
  Net asset value, offering price and redemption
    price per share                                                         $50.24               $13.57               $23.11
                                                                            ======               ======               ======
ADVISOR SHARES
  Net assets                                                        $  277,802,098          $    29,382
                                                                    --------------          -----------
  Shares outstanding                                                     5,784,998                2,185
                                                                    --------------          -----------
  Net asset value, offering price and redemption
    price per share                                                         $48.02               $13.45
                                                                            ======               ======


                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS DOMESTIC EQUITY FUNDS
STATEMENTS OF OPERATIONS
For the Year Ended October 31, 2000
--------------------------------------------------------------------------------

                                                                    WARBURG PINCUS         WARBURG PINCUS      WARBURG PINCUS
                                                                   EMERGING GROWTH         SMALL COMPANY       SMALL COMPANY
                                                                         FUND                VALUE FUND         GROWTH FUND
                                                                   ---------------         --------------      --------------
INVESTMENT INCOME:
  Dividends                                                          $  3,109,706            $  399,806         $     9,675
  Interest                                                              9,542,601                86,841             194,327
  Foreign taxes withheld                                                   (4,575)                    0                   0
                                                                     ------------            ----------         -----------
    Total investment income                                            12,647,732               486,647             204,002
                                                                     ------------            ----------         -----------
EXPENSES:
  Investment advisory fees                                             21,973,038               265,466             338,862
  Administrative services fees                                          4,205,534                56,829              72,008
  Shareholder servicing/Distribution fees                               1,538,827                66,277              84,716
  Transfer agent fees                                                   1,783,382                13,455              28,499
  Custodian/Sub-custodian fees                                            411,399                33,033              38,405
  Printing fees                                                           302,962                14,419              10,545
  Legal fees                                                              108,685                15,894              12,040
  Audit fees                                                               60,395                12,000              13,400
  Registration fees                                                        48,362                25,196              53,089
  Insurance expense                                                        15,175                 1,524               1,453
  Directors fees                                                           12,825                10,624              13,517
  Interest expense                                                         12,425                     0               1,631
  Offering/Organizational costs                                                 0                14,944                   0
  Miscellaneous expense                                                    86,156                     0               1,293
                                                                     ------------            ----------         -----------
                                                                       30,559,165               529,661             669,458
                                                                     ------------            ----------         -----------
  Less: fees waived, expenses reimbursed and
    transfer agent offsets                                               (477,369)              (66,476)           (195,051)
                                                                     ------------            ----------         -----------
    Total expenses                                                     30,081,796               463,185             474,407
                                                                     ------------            ----------         -----------
      Net investment income (loss)                                    (17,434,064)               23,462            (270,405)
                                                                     ------------            ----------         -----------
NET REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENTS:
  Net realized loss from investments                                  419,040,087             3,733,200          (1,581,984)
  Net change in unrealized appreciation (depreciation)
    from investments                                                  132,236,335             1,967,554          (1,139,253)
                                                                     ------------            ----------         -----------
    Net realized and unrealized gain (loss) from
      investments                                                     551,276,422             5,700,754          (2,721,237)
                                                                     ------------            ----------         -----------
  Net increase (decrease) in net assets resulting
    from operations                                                  $533,842,358            $5,724,216         $(2,991,642)
                                                                     ============            ==========         ===========

                 See Accompanying Notes to Financial Statements.

                       This page intentionally left blank

WARBURG PINCUS EMERGING GROWTH FUND
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                                                WARBURG PINCUS                  WARBURG PINCUS
                                                                               EMERGING GROWTH               SMALL COMPANY VALUE
                                                                                    FUND                             FUND
                                                                      --------------------------------   --------------------------
                                                                         FOR THE          FOR THE          FOR THE       FOR THE
                                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED    YEAR ENDED
                                                                        OCTOBER 31,      OCTOBER 31,      OCTOBER 31,   OCTOBER 31,
                                                                      ---------------  ---------------   ------------   -----------
                                                                           2000             1999             2000           1999
                                                                      ---------------  ---------------   ------------   -----------
FROM OPERATIONS:
  Net investment income (loss)                                        $   (17,434,064) $   (15,518,919)  $     23,462   $  (354,167)
  Net realized gain (loss) from investments                               419,040,087      300,644,500      3,733,200     3,792,545
  Net change in unrealized appreciation (depreciation) from
    investments                                                           132,236,335      205,391,594      1,967,554    (4,750,334)
                                                                      ---------------  ---------------   ------------   -----------
    Net increase (decrease) in net assets resulting from operations       533,842,358      490,517,175      5,724,216    (1,311,956)
                                                                      ---------------  ---------------   ------------   -----------
FROM DISTRIBUTIONS:
    Distributions from realized gains (losses):
      Common Class Shares                                                (225,635,097)               0     (3,505,579)   (2,280,474)
      Advisor Class Shares                                                (31,683,347)               0         (2,470)       (1,680)
                                                                      ---------------  ---------------   ------------   -----------
    Net decrease in net assets from distributions                        (257,318,444)               0     (3,508,049)   (2,282,154)
                                                                      ---------------  ---------------   ------------   -----------
FROM CAPITAL SHARE TRANSACTIONS:
  Proceeds from sale of shares                                          1,307,801,851      724,682,855     18,117,399    30,617,506
  Reinvested distributions                                                248,328,679              225      3,045,568     2,155,694
  Net asset value of shares redeemed                                   (1,260,954,165)  (1,237,905,127)   (26,177,249)  (80,318,997)
                                                                      ---------------  ---------------   ------------   -----------
    Net increase (decrease) in net assets from capital share
      transactions                                                        295,176,365*    (513,222,047)    (5,014,282)  (47,545,797)
                                                                      ---------------  ---------------   ------------   -----------
    Net increase (decrease) in net assets                                 571,700,279      (22,704,872)    (2,798,115)  (51,139,907)

NET ASSETS:
  Beginning of year                                                     1,820,839,215    1,843,544,087     29,230,988    80,370,895
                                                                      ---------------  ---------------   ------------   -----------
  End of year                                                         $ 2,392,539,494  $ 1,820,839,215   $ 26,432,873   $29,230,988
                                                                      ===============  ===============   ============   ===========
UNDISTRIBUTED NET INVESTMENT INCOME:                                  $             0  $             0   $     26,001   $         0
                                                                      ===============  ===============   ============   ===========


                                                                              WARBURG PINCUS
                                                                           SMALL COMPANY GROWTH
                                                                                   FUND
                                                                      -----------------------------
                                                                         FOR THE         FOR THE
                                                                       YEAR ENDED       YEAR ENDED
                                                                       OCTOBER 31,      OCTOBER 31,
                                                                      ------------     ------------
                                                                          2000             1999
                                                                      ------------     ------------
FROM OPERATIONS:
  Net investment income (loss)                                        $   (270,405)    $    (69,300)
  Net realized gain (loss) from investments                             (1,581,984)       1,359,344
  Net change in unrealized appreciation (depreciation) from
    investments                                                         (1,139,253)       1,785,904
                                                                      ------------     ------------
    Net increase (decrease) in net assets resulting from operations     (2,991,642)       3,075,948
                                                                      ------------     ------------
FROM DISTRIBUTIONS:
    Distributions from realized gains (losses):
      Common Class Shares                                                 (393,861)               0
      Advisor Class Shares                                                       0                0
                                                                      ------------     ------------
    Net decrease in net assets from distributions                         (393,861)               0
                                                                      ------------     ------------
FROM CAPITAL SHARE TRANSACTIONS:
  Proceeds from sale of shares                                          97,628,775       11,768,644
  Reinvested distributions                                                 350,461                0
  Net asset value of shares redeemed                                   (55,714,596)     (10,367,900)
                                                                      ------------     ------------
    Net increase (decrease) in net assets from capital share
      transactions                                                      42,264,640        1,400,744
                                                                      ------------     ------------
    Net increase (decrease) in net assets                               38,879,137        4,476,692

NET ASSETS:
  Beginning of year                                                      9,020,375        4,543,683
                                                                      ------------     ------------
  End of year                                                         $ 47,899,512     $  9,020,375
                                                                      ============     ============
UNDISTRIBUTED NET INVESTMENT INCOME:                                  $          0     $          0
                                                                      ============     ============

*Includes redemption of 7,924,407 as a result of redemption in-kind on March 31, 2000.

                 See Accompanying Notes to Financial Statements.

                                     24 & 25

WARBURG PINCUS EMERGING GROWTH FUND
FINANCIAL HIGHLIGHTS
(For a Common Class share of the Fund Outstanding Throughout Each Year)
--------------------------------------------------------------------------------

                                                                             FOR THE YEAR ENDED OCTOBER 31,
                                                  -------------------------------------------------------------------------------
                                                     2000              1999            1998              1997             1996
                                                  ----------        ----------       ---------        ----------       ----------
PER-SHARE DATA
Net asset value, beginning of year                $    43.73        $    33.69       $   39.66        $    32.80       $    29.97
                                                  ----------        ----------       ---------        ----------       ----------
INVESTMENT ACTIVITIES:
  Net investment loss                                  (0.33)            (0.33)          (0.12)            (0.19)           (0.02)
  Net gains (losses) on investments
    (both realized and unrealized)                     13.07             10.37           (3.46)             7.12             4.60
                                                  ----------        ----------       ---------        ----------       ----------
      Total from investment activities                 12.74             10.04           (3.58)             6.93             4.58
                                                  ----------        ----------       ---------        ----------       ----------
LESS DISTRIBUTIONS:
  Distributions from realized capital gains            (6.23)             0.00           (2.39)            (0.07)           (1.75)
                                                  ----------        ----------       ---------        ----------       ----------
      Total distributions                               0.00              0.00           (2.39)            (0.07)           (1.75)
                                                  ----------        ----------       ---------        ----------       ----------
NET ASSET VALUE, END OF YEAR                      $    50.24        $    43.73       $   33.69        $    39.66       $    32.80
                                                  ==========        ==========       =========        ==========       ==========
      Total return                                     30.60%            29.80%          (9.40)%           21.18%           16.14%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000s omitted)            $2,114,737        $1,592,595       $1,532,521       $1,515,385       $1,104,684
    Ratio of expenses to average net assets             1.19%1            1.23%1          1.22%1            1.22%1           1.28%
    Ratio of net loss to average net assets             (.65)%            (.75)%          (.48)%            (.59)%           (.63)%
Portfolio turnover rate                               190.82%           154.08%          91.60%            87.03%           65.77%

--------------------------------------------------------------------------------
1 Interest earned on uninvested cash balances is used to offset portions of the transfer agent expense. These arrangements resulted in a reduction to the Common Class shares' expenses by .02% annualized for the year ended October 31, 2000, and by .01%, .00%, .01% and .01% for the years ending 1999, 1998,
   1997 and 1996, respectively. The Common Class shares' operating expense ratio after reflecting these arrangements were 1.17% for the year ended October 31, 2000, and 1.22%, 1.22%, 1.21% and 1.27% for the years ending 1999, 1998, 1997 and 1996, respectively.

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY VALUE FUND
FINANCIAL HIGHLIGHTS
(For a Common Class share of the Fund Outstanding Throughout Each Period)
--------------------------------------------------------------------------------

                                                                             FOR THE YEAR ENDED OCTOBER 31,
                                                   ----------------------------------------------------------------------------
                                                     2000              1999             1998             1997           1996 4
                                                   -------            -------          -------         --------         -------
PER-SHARE DATA
Net asset value, beginning of period               $ 12.47            $ 13.39          $ 18.77         $  14.38         $ 10.00
                                                   -------            -------          -------         --------         -------
INVESTMENT ACTIVITIES:
  Net investment income/(loss)                        0.01              (0.15)           (0.12)           (0.08)          (0.02)
  Net gains (losses) on investments
    (both realized and unrealized)                    2.65              (0.34)           (3.33)            4.64            4.40
                                                   -------            -------          -------         --------         -------
      Total from investment activities                2.66              (0.49)           (3.45)            4.56            4.38
                                                   -------            -------          -------         --------         -------
LESS DISTRIBUTIONS:
  Distributions from realized capital gains          (1.56)             (0.43)           (1.93)           (0.17)           0.00
                                                   -------            -------          -------         --------         -------
      Total distributions                            (1.56)             (0.43)           (1.93)           (0.17)           0.00
                                                   -------            -------          -------         --------         -------
NET ASSET VALUE, END OF PERIOD                     $ 13.57            $ 12.47          $ 13.39         $  18.77         $ 14.38
                                                   =======            =======          =======         ========         =======
      Total return                                   22.56%             (3.91)%         (19.97)%          32.05%          43.80%2

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s omitted)           $26,403            $29,201          $80,318         $223,675         $84,045
    Ratio of expenses to average net assets           1.76%1             1.76%1           1.70%1           1.70%1          1.75%1,3
    Ratio of net gain to average net assets            .09%              (.76)%           (.46)%           (.63)%          (.43)%3
    Decrease reflected in above operating
      expense ratios due to waivers/
      reimbursements                                   .23%               .38%             .01%             .03%            .44%3
Portfolio turnover rate                             155.35%            168.57%           77.92%          105.87%          43.14%2

--------------------------------------------------------------------------------
1 Interest earned on uninvested cash balances is used to offset portions of the transfer agent expense. These arrangements resulted in a reduction to the Common Class shares' expenses by .02% annualized for the year ended October 31, 2000, and by .01%, .00%, .01% and .00% for the year or period ending 1999, 1998, 1997 and 1996, respectively. The Common Class shares' operating expense ratio after reflecting these arrangements were 1.74% for the year ended October 31, 2000, and 1.75%, 1.70%, 1.69% and 1.75% for the year or period ending 1999, 1998, 1997 and 1996, respectively.
2  Non-annualized.
3  Annualized.
4 For the period December 29, 1995 (commencement of operations) through October 31, 1996.

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS SMALL COMPANY GROWTH FUND
FINANCIAL HIGHLIGHTS
(For a Common Class share of the Fund Outstanding Throughout Each Period)
--------------------------------------------------------------------------------

                                                                     FOR THE YEAR ENDED OCTOBER 31,
                                                               -------------------------------------------
                                                                2000        1999        1998 4      1997 4
                                                               -------     -------     -------     -------
PER-SHARE DATA
Net asset value, beginning of period                           $ 16.60     $ 10.11     $ 12.25     $ 10.00
                                                               -------     -------     -------     -------
INVESTMENT ACTIVITIES:
  Net investment loss                                            (0.13)      (0.13)      (0.34)      (0.04)
  Net gains (losses) on investments and foreign currency
    related items (both realized and unrealized)                  7.28        6.62       (1.74)       2.29
                                                               -------     -------     -------     -------
     Total from investment activities                             7.15        6.49       (2.08)       2.25
                                                               -------     -------     -------     -------
LESS DIVIDENDS AND DISTRIBUTIONS:
  Dividends from net investment income (loss)                     0.00        0.00       (0.06)       0.00
  Distributions from net realized gains                          (0.64)       0.00        0.00        0.00
                                                               -------     -------     -------     -------
     Total dividends and distributions                           (0.64)       0.00       (0.06)       0.00
                                                               -------     -------     -------     -------
NET ASSET VALUE, END OF PERIOD                                 $ 23.11     $ 16.60     $ 10.11     $ 12.25
                                                               =======     =======     =======     =======
      Total return                                               43.65%      64.19%        (17)%     22.50%2

RATIOS/SUPPLEMENTAL DATA:
  Net assets,  end of period (000s omitted)                    $47,900     $ 9,020     $ 4,544     $11,977
  Ratio of expenses to average net assets                         1.42%1      1.41%1      1.40%1      1.41%1,3
  Ratio of net loss to average net assets                         (.80)%     (1.06)%      (.95)%      (.53)%3
  Decrease  reflected in above operating expense
     ratios due to waivers/reimbursements                          .56%       2.13%       1.10%       3.66%3
Portfolio turnover rate                                          93.65%     191.65%     114.97%     123.24%2

--------------------------------------------------------------------------------
1 Interest earned on uninvested cash balances is used to offset portions of the transfer agent expense. These arrangements resulted in a reduction to the Common Class shares' expenses by .02% annualized for the year ended October 31, 2000, by .01%, .00%, .01%, for the year or period ended October 31, 1999, 1998 and 1997, respectively. The Common Class shares' operating expense ratio after reflecting these arrangements were 1.40% for the year ended October 31, 2000, 1.40%, 1.40% and 1.40% for the year or period ended October 31, 1999, 1998 and 1997, respectively.
2  Non-annualized.
3  Annualized.
4 For the period December 31, 1996 (commencement of operations) through October 31, 1997.

                 See Accompanying Notes to Financial Statements.

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS
October 31, 2000
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES

   The Warburg Pincus Emerging Growth Fund (the "Emerging Growth Fund"), Warburg Pincus Small Company Value (the "Small Company Value Fund"), and Warburg Pincus Small Company Growth Fund (the "Small Company Growth Fund") (each a "Fund" and collectively the "Funds") each a Maryland Corporation, are registered under the Investment Company Act of 1940, as amended (the "1940 Act") as diversified open-end management investment companies (except the Emerging Growth Fund), which is not diversified.

   Investment objectives for each Fund are as follows: the Emerging Growth Fund seeks maximum capital appreciation; the Small Company Value Fund seeks long-term capital appreciation; the Small Company Growth Fund seeks capital growth.

   Each Fund except the Small Company Growth Fund may invest up to 10% of its total assets in non-publicly traded securities (the Small Company Growth Fund may invest up to 15% of its net assets in such securities). Non-publicly traded securities may be less liquid than publicly traded securities, and they may be difficult or impossible to sell at the time and the price the Fund would like. In addition, the lack of an active market may make it difficult to obtain an accurate price for a Fund security.

   Each Fund (except the Small Company Growth Fund) offers two classes of shares, one class being referred to as the Common Class shares and one class being referred to as the Advisor Class shares. The Small Company Growth Fund offers only Common Class shares. Common Class and Advisor Class shares in each Fund represent an equal pro rata interest in such Fund, except that they bear different expenses which reflect the difference in the range of services provided to them. Common Class shares for the Small Company Value Fund and the Small Company Growth Fund each bear expenses paid pursuant to a shareholder servicing and distribution plan at an annual rate of .25% of the average daily net asset value of each Fund's Common Class shares. Advisor Class shares bear expenses paid pursuant to a distribution plan at an annual rate not to exceed
 .75% of the average daily net asset value of the applicable Fund's Advisor Class shares. Advisor Class shares are currently bearing expenses of .50% of average daily net assets. At October 31, 2000, there were no outstanding Advisor Class shares for the Small Company Growth Fund.

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES -- (CONT'D)

   The net asset value of each Fund is determined daily as of the close of regular trading on the New York Stock Exchange. Each Fund's investments are valued at market value, which is generally determined using market quotations. If no sales are reported, investments are generally valued at the most recent bid price and if there is no bid price available, at the most recent ask price. If market quotations are not readily available, securities and other assets are valued by another method that the Board of Directors believes accurately reflects fair value. Debt that will mature in 60 days or less is valued on the basis of amortized cost, which approximates market value, unless the Board determines that using this method would not accurately reflect an investment's value.

   The books and records of the Funds are maintained in U.S. dollars. Transactions denominated in foreign currencies are recorded at the current prevailing exchange rates. All assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the current exchange rate at the end of the period. Translation gains or losses resulting from changes in the exchange rate during the reporting period and realized gains and losses on the settlement of foreign currency transactions are reported in the results of operations for the current period. The Funds do not isolate that portion of realized gains and losses on investments in equity securities which are due to changes in the foreign exchange rate from that which is due to changes in market prices of equity securities. The Funds isolate that portion of realized gains and losses on investments in debt securities which are due to changes in the foreign exchange rate from that which are due to changes in market prices of debt securities.

   Security transactions are accounted for on a trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Income, expenses (excluding class-specific expenses, principally distribution and shareholder servicing fees) and realized/unrealized gains/losses are allocated proportionately to each class of shares based upon the relative net asset value of outstanding shares of that class. The cost of investments sold is determined by use of the specific identification method for both financial reporting and income tax purposes.

   Dividends from net investment income and net realized capital gains, if any, are declared and paid at least annually. However, to the extent that a net realized capital gain can be reduced by a capital loss carryover, such gain will not be distributed. Income and capital gain distributions are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles.

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES -- (CONT'D)

   No provision is made for federal taxes, as it is each Fund's intention to continue to qualify for and elect the tax treatment applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended, (the "Code") and make the requisite distributions to its shareholders, which will be sufficient to relieve it from federal income and excise taxes.

   Costs incurred in connection with organization of each Fund other than Emerging Growth Fund have been deferred and are being amortized over a period of five years from the date each Fund commenced its operations.

   Pursuant to an exemptive order issued by the Securities and Exchange Commission, each Fund, along with other Funds advised by Credit Suisse Asset Management, LLC ("CSAM"), can transfer uninvested cash balances to a pooled cash account, which can invest in repurchase agreements secured by U.S. government securities. Securities, pledged as collateral for repurchase agreements, are held by the Funds' custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default or bankruptcy by the counterpart to the agreement, retention of the collateral may be subject to legal proceedings. As of October 31, 2000, the Funds had no investments in repurchase agreements.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

   The Funds have an arrangement with their transfer agent whereby interest earned on uninvested cash balances was used to offset a portion of their transfer agent expense. For the year ended October 31, 2000, the Funds received credits or reimbursements under this arrangement as follows:

           FUND                                                    AMOUNT
           ----                                                   --------
           Emerging Growth Fund                                   $477,369
           Small Company Value Fund                                  5,175
           Small Company Growth Fund                                 6,058

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

2. INVESTMENT ADVISER, CO-ADMINISTRATORS AND DISTRIBUTOR

   Pursuant to Investment Advisory Agreement, CSAM, an indirect, wholly-owned subsidiary of Credit Suisse Group, serves as investment advisor for each of the Funds described herein. For its investment advisory services, CSAM receives the following fees based on each Fund's average daily net assets:

           FUND                                       ANNUAL RATE
           ------                          ---------------------------------
           Emerging Growth Fund             .90% of average daily net assets
           Small Company Value Fund        1.00% of average daily net assets
           Small Company Growth Fund       1.00% of average daily net assets

   For the year ended October 31, 2000, investment advisory fees and voluntary waivers were as follows:

                                           GROSS                       NET
           FUND                         ADVISORY FEE     WAIVER    ADVISORY FEE
           ----                         ------------   ---------   ------------
           Emerging Growth Fund          $21,973,038   $       0    $21,973,038
           Small Company Value Fund          265,467     (43,515)       221,952
           Small Company Growth Fund         338,862    (166,999)       171,913

   Credit Suisse Asset Management Securities, Inc. ("CSAMSI"), an affiliate of CSAM, serves as each Fund's co-administrator. PFPC Inc. ("PFPC") an indirect, wholly-owned subsidiary of PNC Bank Corp. ("PNC"), also serves as each Fund's co-administrator. For administrative services, CSAMSI currently receives a fee calculated at the rate of .10% of each Fund's daily net assets. For the year ended October 31, 2000, administrative services fees were as follows:

           FUND                                            CO-ADMINISTRATION FEE
           ----                                            ---------------------
           Emerging Growth Fund                                  $2,441,449
           Small Company Value Fund                                  26,547
           Small Company Growth Fund                                 33,886

   For its administrative services through July 31, 2000, PFPC received a fee, exclusive of out-of-pocket expenses, based on the following fee structure:

           AVERAGE DAILY
           NET ASSETS                             ANNUAL RATE
           ------------------          --------------------------------
           First $500 million          .10% of average daily net assets
           Next $1 billion             .075% of average daily net assets
           Over $1.5 billion           .05% of average daily net assets

   Effective August 1, 2000, for its administrative services, PFPC receives a fee, exclusive of out-of-pocket expenses, based on the following fee structure:

           AVERAGE DAILY
           NET ASSETS                             ANNUAL RATE
           ------------------          --------------------------------
           First $500 million          .10% of average daily net assets
           Next $1 billion             .08% of average daily net assets
           Over $1.5 billion           .06% of average daily net assets

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

2. INVESTMENT ADVISER, CO-ADMINISTRATORS AND DISTRIBUTOR -- (CONT'D)

   For the year ended October 31, 2000, administrative services fees earned and voluntarily waived by PFPC (including out-of-pocket expenses) were as follows:

                                                                                     NET
           FUND                       CO-ADMINISTRATION FEE     WAIVER      CO-ADMINISTRATION FEE
           ----                        ---------------------   --------     ---------------------
           Emerging Growth Fund             $1,764,085         $      0          $1,764,085
           Small Company Value Fund             30,282          (17,786)             12,496
           Small Company Growth Fund            38,122          (22,044)             16,078

   In addition to serving as each Fund's co-administrator, CSAMSI served as distributor of each Fund's shares until January 1, 2000. On January 1, 2000, Provident Distributors, Inc. ("PDI") replaced CSAMSI as distributor for each Fund. On August 1, 2000 CSAMSI replaced PDI as distributor to each Fund. No compensation was paid by any of the Funds to PDI for distribution services. Pursuant to a distribution plan adopted by each Fund pursuant to Rule 12B-1 under the 1940 Act, CSAMSI receives a fee for its selling services. This fee is calculated at an annual rate of .25% of the average daily net assets of the Common Class shares of the Small Company Value and Small Company Growth and at
 .50% of the average daily net assets of each Funds' Advisor Class shares. CSAMSI may use this fee to compensate service organizations for shareholder servicing and distribution services. For the year ended October 31, 2000, shareholder servicing and distribution fees were as follows:

                                                     SHAREHOLDER SERVICING/
           FUND                                         DISTRIBUTION FEE
           ----                                      ----------------------
           Emerging Growth Fund
            Advisor Class shares                           $1,538,827
                                                           ==========
           Small Company Value Fund
            Common Class shares                            $   66,098
            Advisor Class shares                                  179
                                                           ----------
                                                           $   66,277
                                                           ==========
           Small Company Growth Fund
            Common Class shares                            $   84,716
                                                           ==========

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

3. LINE OF CREDIT

   The Funds, together with other funds advised by CSAM, have established a $350 million committed and a $75 million uncommitted, unsecured, line of credit facility ("Credit Facility") with Deutsche Bank, AG as administrative agent, State Street Bank and Trust Company as operations agents, Bank of Nova Scotia as syndication agent and certain other lenders, for temporary or emergency purposes primarily relating to unanticipated Fund share redemption. Under the terms of the Credit Facility, the Funds with access to the Credit Facility pay an aggregate commitment fee at a rate of .075% per annum on the entire amount of the Credit Facility which is allocated among the participating Funds in such manner as is determined by the governing Boards of the various funds. In addition, the participating Funds will pay interest on borrowing at the Federal funds rate plus .50%. During the year ending October 31, 2000, the following fund had borrowings under the line of credit agreement:

                                                                          MAXIMUM           LOAN
                                      AVERAGE DAILY       AVERAGE        DAILY LOAN      OUTSTANDING
           FUND                       LOAN BALANCE    INTEREST RATE %    OUTSTANDING       10/31/00
           ----                       -------------   ---------------    -----------     -----------
           Small Company Growth Fund     $7,967            6.02            $671,000           $0


4. INVESTMENTS IN SECURITIES

   At October 31, 2000, purchases and sales of investment securities (excluding short-term investments) were as follows:

           FUND                                      PURCHASES        SALES
           ----                                   --------------   -----------
           Emerging Growth Fund                   $4,281,122,199   $ 4,347,801
           Small Company Value Fund                   39,040,498    49,333,769
           Small Company Growth Fund                  68,172,491    31,291,489

   At October 31, 2000, the net unrealized appreciation from investments for those securities having an excess of value over cost and net unrealized depreciation from investments for those securities having an excess of cost over value (based on cost for federal income tax purposes) was as follows:

                                           UNREALIZED      UNREALIZED    NET UNREALIZED
           FUND                           APPRECIATION    DEPRECIATION    APPRECIATION
           ----                           ------------    ------------   --------------
           Emerging Growth Fund           $756,233,330    $(95,928,576)   $660,304,754
           Small Company Value Fund          4,804,848        (738,213)      4,066,635
           Small Company Growth Fund         8,558,541      (7,897,533)        661,008

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

5. RESTRICTED SECURITIES

   Certain Funds' investments are restricted as to resale, are not readily marketable and are valued as determined by or under the direction of each Fund's Board in good faith, at fair value. The table below shows the number of shares held, the acquisition dates, aggregate cost, fair value as of October 31, 2000, and share value of the securities and percent of net assets, which the securities comprise.

                                                                                                             PERCENTAGE
                                                  SECURITY     ACQUISITION                       MARKET        OF NET
FUND             SECURITY DESCRIPTION               TYPE         DATE(S)          COST            VALUE        ASSETS
----             --------------------             --------     -----------     -----------     ----------    ----------
Emerging Growth
  Fund
              Foodtrader.com, Inc.                Preferred     09/12/00       $ 2,000,000     $ 2,000,000      0.08%
              SoftCom, Inc.                       Preferred     12/21/99           999,999         999,999      0.04
              Breeze Com, Ltd Series B            Preferred     11/04/99         6,223,300      28,028,540      1.17
              Celletra Limited Series C           Preferred     04/05/00         7,000,000       7,000,002      0.29
              TimesSquareMedia.com                   Bond       11/23/99         2,900,000               0      0.00
              Chaparral Resources, Inc.            Common       07/28/98         1,250,000          90,278      0.00
              New York Restaurant Group, Inc.      Common       10/30/97         3,249,985       3,249,985      0.14
              Opal Concepts, Inc. Series B        Preferred     08/31/95         2,000,000         199,998      0.01
              Women First Healthcare, Inc.        Warrants      03/18/99                 0               0      0.00
                                                                               -----------     -----------      ----
                                                                               $25,623,284     $41,568,802       1.73%
                                                                               ===========     ===========      =====
Small Company
  Value Fund
              EA Industries, Inc.                 Warrants      03/31/98       $   110,438     $         0      0.00%
Small Company
  Growth Fund
              Planetweb, Inc.                     Common        09/08/00       $   150,144     $   150,144      0.31%

6. FORWARD FOREIGN CURRENCY CONTRACTS

   Each Fund may enter into forward currency contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. Each Fund will enter into forward contracts primarily for hedging purposes. Forward currency contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized until the contract settlement date or an offsetting position is entered into. At October 31, 2000, there were no open forward foreign currency contracts.

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

7. CAPITAL SHARE TRANSACTIONS

   Each Fund is authorized to issue three billion full and fractional shares of capital stock, $.001 par value per share, of which one billion shares (two billion in the case of the Emerging Growth Fund) of each Fund are classified as the Advisor Class.

   Transactions in classes of each Fund were as follows:

                                            EMERGING GROWTH FUND
                   -------------------------------------------------------------------
                                            COMMON CLASS SHARES
                   -------------------------------------------------------------------
                         FOR THE YEAR ENDED                  FOR THE YEAR  ENDED
                          OCTOBER 31, 2000                    OCTOBER  31,1999
                   -------------------------------     -------------------------------
                      SHARES            VALUE             SHARES            VALUE
                   ------------    ---------------     ------------    ---------------
Shares sold          23,543,013    $ 1,217,208,366      17,598,528     $   690,945,900
Shares issued in
  reinvestment
  of dividends        4,767,193        217,193,291               6                 225
Shares
  repurchased       (22,635,213)    (1,156,532,309)    (26,668,182)     (1,047,436,237)
                    -----------    ---------------     -----------     ---------------
Net increase/
  (decrease)          5,674,993    $   277,869,348      (9,069,648)    $  (356,490,110)
                    ===========    ===============     ===========     ===============


                                            EMERGING GROWTH FUND
                   -------------------------------------------------------------------
                                            ADVISOR CLASS SHARES
                   -------------------------------------------------------------------
                         FOR THE YEAR ENDED                  FOR THE YEAR  ENDED
                          OCTOBER 31, 2000                    OCTOBER  31,1999
                   -------------------------------     -------------------------------
                      SHARES            VALUE             SHARES            VALUE
                   ------------    ---------------     ------------    ---------------
Shares sold          1,760,652      $  90,593,485          882,074      $  33,736,955
Shares issued in
  reinvestment
  of dividends          711,82         31,135,388                0                  0
Shares
  repurchased       (2,123,029)      (104,421,856)      (5,013,511)      (190,468,890)
                    ----------      -------------       ----------      -------------
Net increase/
  (decrease)           349,452      $  17,307,017       (4,131,437)     $(156,731,935)
                    ==========      =============       ==========      =============


                                           SMALL COMPANY VALUE FUND
                   -------------------------------------------------------------------
                                            COMMON CLASS SHARES
                   -------------------------------------------------------------------
                         FOR THE YEAR ENDED                  FOR THE YEAR  ENDED
                          OCTOBER 31, 2000                    OCTOBER  31,1999
                   -------------------------------     -------------------------------
                      SHARES            VALUE             SHARES            VALUE
                   ------------    ---------------     ------------    ---------------
Shares sold          1,390,341      $  17,797,30         2,370,859      $ 30,585,137
Shares issued in
  reinvestment
  of dividends         246,303         3,044,299           161,133         2,154,348
Shares
  repurchased       (2,033,476)      (25,851,039)       (6,189,358)      (80,265,308)
                    ----------      ------------        ----------      ------------
Net (decrease)        (396,832)     $ (5,009,431)       (3,657,366)     $(47,525,823)
                    ==========      ============        ==========      ============

                                          SMALL COMPANY VALUE FUND
                   -------------------------------------------------------------------
                                            ADVISOR CLASS SHARES
                   -------------------------------------------------------------------
                         FOR THE YEAR ENDED                  FOR THE YEAR  ENDED
                          OCTOBER 31, 2000                    OCTOBER  31,1999
                   -------------------------------     -------------------------------
                      SHARES            VALUE             SHARES            VALUE
                   ------------    ---------------     ------------    ---------------
Shares sold            25,991         $ 320,090             2,662          $ 32,369
Shares issued in
  reinvestment
  of dividends            103             1,269               101             1,346
Shares
  repurchased         (26,361)         (326,210)           (4,265)          (53,689)
                      -------         ---------            ------          --------
Net (decrease)           (267)        $  (4,851)           (1,502)         $(19,974)
                      =======         =========            ======          ========

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

7. CAPITAL SHARE TRANSACTIONS -- (CONT'D)

                                  SMALL COMPANY GROWTH FUND
                  ----------------------------------------------------------
                                      COMMON CLASS SHARES
                  ----------------------------------------------------------
                      FOR THE YEAR ENDED              FOR THE YEAR ENDED
                       OCTOBER 31, 2000                OCTOBER 31,1999
                  --------------------------     ---------------------------
                   SHARES          VALUE           SHARES           VALUE
                  ----------    ------------      --------      ------------
Shares sold        3,680,086    $ 97,628,775       859,778      $ 11,768,644
Shares issued in
  reinvestment
  of dividends        17,427         350,461             0                 0
Shares
  repurchased     (2,168,206)    (55,714,596)     (765,739)      (10,367,900)
                  ----------    ------------      --------      ------------
Net increase       1,529,307    $ 42,264,639        94,039      $  1,400,744
                  ==========    ============      ========      ============

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

8. OTHER FINANCIAL HIGHLIGHTS

   Each fund (other than the Small Company Growth Fund) currently offers one other class of shares, Advisor Class shares, representing equal pro rata interests in each of the respective Funds. The financial highlights for an Advisor Class share of each Fund are as follows:

                                                          WARBURG PINCUS EMERGING GROWTH FUND
                                            -----------------------------------------------------------
                                                                ADVISOR CLASS SHARES
                                            -----------------------------------------------------------
YEAR ENDED:                                   2000        1999         1998         1997         1996
                                            --------    --------     --------     --------     --------
PER-SHARE DATA
Net asset value, beginning of period        $  41.99    $  32.51     $  38.50     $  31.99     $  29.38
                                            --------    --------     --------     --------     --------
INVESTMENT ACTIVITIES:
  Net investment loss                          (0.61)      (0.65)       (0.49)       (0.33)       (0.09)
  Net gains or losses on investments
    and foreign currency related items
    (both realized and unrealized)             12.61       10.13        (3.11)        6.91         4.45
                                            --------    --------     --------     --------     --------
      Total from investment activities         12.00        9.48        (3.60)        6.58         4.36
                                            --------    --------     --------     --------     --------
LESS DISTRIBUTIONS:
  Distributions from net realized
    capital gains                              (5.97)       0.00        (2.39)       (0.07)       (1.75)
                                            --------    --------     --------     --------     --------
      Total distributions                      (5.97)       0.00        (2.39)       (0.07)       (1.75)
                                            --------    --------     --------     --------     --------
NET ASSET VALUE, END OF PERIOD              $  48.02    $  41.99     $  32.51     $  38.50     $  31.99
                                            ========    ========     ========     ========     ========
Total return                                   29.96%      29.16%       (9.75)%      20.62%       15.69%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s omitted)    $277,802    $228,244     $311,023     $457,432     $362,696
    Ratio of expenses to average
      net assets                                1.69%1      1.72%1       1.62%1       1.63%1       1.70%1
    Ratio of net loss to average
      net assets                               (1.15)%     (1.25)%       (.87)%      (1.01)%      (1.05)%
Portfolio turnover rate                       190.82%     154.08%        91.60%      87.03%       65.77%

--------------------------------------------------------------------------------
1 Interest earned on uninvested cash balances is used to offset portions of transfer agent expense. These arrangements resulted in a reduction to the net expense ratio by .02% annualized for the year ended October 31, 2000 and by .01%, .00%, .00% and .01% for the year ended October 31, 2000, 1999, 1998,
   1997 and 1996, respectively. The operating expense ratios after reflecting these arrangements were 1.67% for the year ended October 31, 2000, 1.71%, 1.62%, 1.63% and 1.69% for the year ended October 31, 2000, 1999, 1998, 1997 and 1996, respectively.

WARBURG PINCUS DOMESTIC EQUITY FUNDS
NOTES TO FINANCIAL STATEMENTS (CONT'D)
October 31, 2000
--------------------------------------------------------------------------------

8. OTHER FINANCIAL HIGHLIGHTS -- (CONT'D)

                                                          WARBURG PINCUS SMALL COMPANY VALUE FUND
                                             ---------------------------------------------------------------
                                                                   ADVISOR CLASS SHARES
                                             -------------------------------------------------------------
                                                                                         DECEMBER 29, 1995
                                                 FOR THE YEAR ENDED OCTOBER 31,          (COMMENCEMENT OF
                                            --------------------------------------     OPERATIONS) THROUGH
PERIOD ENDED:                                2000      1999       1998       1997        OCTOBER 31, 1996
                                            ------    ------     ------     ------     -------------------
PER-SHARE DATA
Net asset value, beginning of period        $12.35    $13.30     $18.65     $14.46             $10.00
                                            ------    ------     ------     ------             ------
INVESTMENT ACTIVITIES:
  Net investment loss                        (0.01)    (0.18)     (0.40)     (0.08)             (0.02)
  Net gains (losses) on investments
    and foreign currency related items
    (both realized and unrealized)            2.59     (0.34)     (3.02)      4.44               4.48
                                            ------    ------     ------     ------             ------
      Total from investment activities        2.58     (0.52)     (3.42)      4.36               4.46
                                            ------    ------     ------     ------             ------
LESS DISTRIBUTIONS:
  Distributions from net realized
    capital gains                            (1.48)    (0.43)     (1.93)     (0.17)              0.00
                                            ------    ------     ------     ------             ------
      Total distributions                    (1.48)    (0.43)     (1.93)     (0.17)              0.00
                                            ------    ------     ------     ------             ------
NET ASSET VALUE, END OF PERIOD              $13.45    $12.35     $13.30     $18.65             $14.46
                                            ======    ======     ======     ======             ======
Total return                                 22.04%    (4.17)%   (19.93)%    30.47%             44.60%2

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s omitted)    $   29    $   30     $   53     $  255             $    5
    Ratio of expenses to average
      net assets                              2.01%1    2.01%1     1.97%1     1.89%1             1.97%1, 3
    Ratio of net loss to average net assets   (.07)%   (1.02)%     (.92)%    (0.78)%             (.52)%3
    Decrease reflected in above
      operating expense ratios due to
      waivers/reimbursements                   .23%      .39%       .27%       .65%              1.46%3
Portfolio turnover rate                     155.35%   168.57%     77.92%    105.87%             43.14%2

--------------------------------------------------------------------------------
1 Interest earned on uninvested cash balances is used to offset portions of transfer agent expense. These arrangements resulted in a reduction to the net expense ratio by .02% for the year ended October 31, 2000 and by .01%, .00%, .01% and .00% for the year or period ended October 31, 1999, 1998, 1997 and 1996, respectively. The operating expense ratios after reflecting these arrangements were 1.99% for the year ended October 31, 2000 and 2.00%, 1.97%, 1.88% and 1.97% for the year or period ended October 31, 2000, 1999, 1998, 1997 and 1996, respectively.
2  Non-annualized.
3  Annualized.

WARBURG PINCUS FUNDS
REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------
To the Board of Directors and Shareholders of

WARBURG, PINCUS EMERGING GROWTH FUND, INC.;
WARBURG, PINCUS SMALL COMPANY VALUE FUND, INC.;
WARBURG, PINCUS SMALL COMPANY GROWTH FUND, INC.:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects the financial position of the Warburg, Pincus Emerging Growth Fund, Inc., Warburg, Pincus Small Company Value Fund, Inc. and Warburg, Pincus Small Company Growth Fund, Inc., (all funds collectively referred to as the "Funds") at October 31, 2000, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and their financial highlights for each of the years (or periods) presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


PRICEWATERHOUSECOOPERS LLP

Two Commerce Square
2001 Market Street
Philadelphia, Pennsylvania
December 15, 2000

WARBURG PINCUS FUNDS
SHAREHOLDER TAX INFORMATION (UNAUDITED)
--------------------------------------------------------------------------------

   Each Fund is required by Subchapter M of the Code to advise its shareholders within 60 days of Fund's fiscal year end as to the U.S. federal tax status of distributions received by the Fund's shareholders in respect of such fiscal year. During the fiscal year ended October 31, 2000, the following dividends and distributions per share were paid by each of the Funds:

                         ORDINARY     LONG-TERM        % OF ORDINARY INCOME
                          INCOME    CAPITAL GAINS     DIVIDEND QUALIFYING FOR
FUND                     PER SHARE    PER SHARE    DIVIDENDS RECEIVED DEDUCTION*
----                     ---------  -------------  -----------------------------
                                                                1999
      PAYMENT DATE       12/07/99     12/07/99
      ------------       --------     --------
Emerging Growth                                                 0.00
  Common shares           $0.0000      $6.2321
  Advisor shares           0.0000       5.9659

Small Company Value                                             0.00
  Common shares           $0.0000      $1.5602
  Advisor shares           0.0000       1.4833

Small Company Growth                                            0.33
  Common shares            0.2074       0.4331
  Advisor shares           0.0000       0.0237


   The Emerging Growth Fund and the Small Company Growth Fund did not pay any ordinary income dividends or capital gain distributions during the current fiscal year. Further, the above information was provided to calendar year taxpayers via Form 1099-DIV mailed in January of 2000.

   Because the fiscal year of the Funds is not a calendar year, another notification will be sent with respect to calendar year 2000. The second notification, which will reflect the amount to be used by calendar year taxpayers on their U.S. federal income tax returns, will be made in conjunction with Form 1099-DIV and will be mailed in January 20001.

-------------
* Available to Corporate Shareholders only.

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
                                     (LOGO)

                              WARBURG PINCUS FUNDS

                           PART OF   CREDIT |  ASSET
                                     SUISSE |  MANAGEMENT

                                [GRAPHIC OMITTED]


                      P.O. BOX 9030, BOSTON, MA 02205-9030
                  800-WARBURG (800-927-2874) o WWW.WARBURG.COM

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC., DISTRIBUTOR.       WPUSS-2-1000